                                                                     EXHIBIT 2.5

================================================================================

                             ASSET SALE AGREEMENT


                                BY AND BETWEEN


                          COMMONWEALTH EDISON COMPANY


                                      AND


                             EDISON MISSION ENERGY


                      AS TO FOSSIL FUEL GENERATING ASSETS






                          DATED AS OF MARCH 22, 1999

================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                        Page
                                                                        ----

                                   ARTICLE I
                                  DEFINITIONS



 1.1 Defined Terms......................................................   1
 1.2 Interpretation.....................................................  15
 1.3 Captions...........................................................  15
 1.4 No Joint Venture...................................................  16
 1.5 Construction of Agreement..........................................  16


                                   ARTICLE 2

                          PURCHASE AND SALE OF ASSETS

 2.1 Transfer of Assets.................................................  16
 2.2 Excluded Assets....................................................  17
 2.3 Purchaser's Liabilities............................................  18
 2.4 Excluded Liabilities...............................................  19
 2.5 Closing............................................................  21
 2.6 Purchase Price.....................................................  21
 2.7 Certain Provisions With Respect to Switchyard Property.............  23
 2.8 ComEd Marks........................................................  25
 2.9 Software License...................................................  25


                                   ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF COMED


 3.1 Transaction Representations........................................  26
 3.2 Disclaimers Regarding Assets.......................................  27
 3.3 Compliance with Laws...............................................  28
 3.4 Permits, Licenses, Etc.............................................  28
 3.5 Litigation.........................................................  28
 3.6 Zoning and Condemnation............................................  28
 3.7 Brokers ...........................................................  29
 3.8 Contracts..........................................................  29
 3.9 Assets Used in the Operation of the Facilities.....................  29
 3.10 Casualty; Operations .............................................  29
 3.11 Taxes.............................................................  29
 3.12 Public Utility Holding Company Act ...............................  30
 3.13 ERISA; Benefit Plans..............................................  30
 3.14 Title to Tangible Personal Property ..............................  31
 3.15 Environmental Matters.............................................  31
 3.16 Data Room ........................................................  32
 3.17 Labor Matters ....................................................  32

                                                                        Page
                                                                        ----


3.18 Financial Statements ..............................................  32
3.19 No Other Representations ..........................................  32



                                   ARTICLE 4
            REPRESENTATIONS, WARRANTIES  AND AGREEMENTS OF PURCHASER


4.1 Transaction Representations.........................................  33
4.2 Litigation..........................................................  34
4.3 Brokers.............................................................  34
4.4 Financial Statements................................................  34
4.5 Financial Ability...................................................  35
4.6 Disclosures.........................................................  35
4.7 Public Utility Holding Company Act..................................  35
4.8 "AS IS" SALE........................................................  35


                                   ARTICLE 5
                               CERTAIN AGREEMENTS


5.1 Due Diligence Inspections and Reviews...............................  35
5.2 Consents and Approvals..............................................  36
5.3 Confidentiality.....................................................  38
5.4 Labor Matters.......................................................  38
5.5 Employee Benefits Matters...........................................  39
5.6 Cooperation.........................................................  41
5.7 Taxes, Prorations and Closing Costs.................................  42
5.8 1997 Act............................................................  46
5.9 Environmental Matters...............................................  46
5.10 No Recourse........................................................  48
5.11 Advice of Changes..................................................  48
5.12 Maintenance of Assets Pending Closing .............................  48
5.13 Capital Expenditures Prior to Closing..............................  49
5.14 Post Closing Information and Records...............................  49
5.15 Liability Only Pursuant to Closing Certificate.....................  51
5.16 Casualty Loss......................................................  51
5.17 Crawford Dredge Material...........................................  52
5.18 Electric Junction Access...........................................  52
5.19 Illinois Responsible Property Transfer Act.........................  53


                                  ARTICLE 6
                               INDEMNIFICATION


6.1 Survival of the Parties' Representations and Warranties............   53
6.2 Indemnification by ComEd...........................................   54

                                                                        Page
                                                                        ----



 6.3 Indemnification by Purchaser.......................................  54
 6.4 Notice of Claim....................................................  56
 6.5 Defense of Third Party Claims .....................................  57
 6.6 Cooperation........................................................  57
 6.7 Mitigation and Limitation on Claims................................  58
 6.8 Survival of Certain Obligations....................................  58
 6.9 Remedies Exclusive.................................................  58


                                   ARTICLE 7
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                          OF PURCHASER AT THE CLOSING


 7.1 Compliance with Provisions.........................................  59
 7.2 ComEd's Receipt of Approvals of Governmental Authorities...........  59
 7.3 Purchaser's Receipt of Approvals of Governmental Authorities.......  59
 7.4 No Adverse Proceedings.............................................  59
 7.5 Deliveries.........................................................  60
 7.6 Purchaser Title Policy.............................................  60
 7.7 HSR Act............................................................  60
 7.8 No Material Adverse Effect.........................................  60
 7.9 Facility Performance...............................................  60
 7.10 Year 2000 Status..................................................  60
 7.11 Illinois Legislation..............................................  61


                                   ARTICLE 8
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF COMED AT THE CLOSING


8.1 Compliance with Provisions..........................................  61
8.2 ComEd's Receipt of Approvals of Governmental Authorities............  61
8.3 ComEd's Receipt of Approvals........................................  61
8.4 No Adverse Proceeding...............................................  62
8.5 Deliveries..........................................................  62
8.6 ComEd Title Policy..................................................  62
8.7 HSR Act.............................................................  62
8.8 Illinois Legislation................................................  62


                                   ARTICLE 9
                               CLOSING DELIVERIES


9.1 Purchaser's Additional Deliveries...................................  62
9.2 ComEd's Additional Deliveries.......................................  63
9.3 Delayed Recordation of Easement Agreements..........................  64

                                                                        Page
                                                                        ----



                                  ARTICLE 10
                                  TERMINATION


 10.1 Rights To Terminate...............................................  65
 10.2 Non-Solicitation..................................................  66
 10.3 Effect of Termination.............................................  66


                                   ARTICLE 11

                  MISCELLANEOUS AGREEMENTS AND ACKNOWLEDGMENTS



 11.1 Expenses..........................................................  67
 11.2 Entire Document...................................................  67
 11.3 Schedules.........................................................  67
 11.4 Counterparts......................................................  67
 11.5 Severability......................................................  68
 11.6 Successors and Assigns............................................  68
 11.7 Governing Law.....................................................  70
 11.8 Dispute Resolution................................................  70
 11.9 Notices...........................................................  72
 11.10 Time is of the Essence...........................................  73
 11.11 No Third Party Beneficiaries.....................................  73
 11.12 Effect of Closing................................................  73
 11.13 Conflicts........................................................  74
 11.14 CONSENT TO JURISDICTION..........................................  74
 11.15 No Public Announcement...........................................  74
 11.16 New Generation Capacity..........................................  74

Exhibits        Title
--------        -----


A               Form of Bill of Sale and Instrument of Assignment
B               Forms of Easement Agreements
C-1             Form of Facilities, Interconnection and Easement Agreements
                (Stations)
C-2             Form of Facilities, Interconnection and Easement Agreements
                (Peaking Sites)
C-3             Form of Facilities, Interconnection and Easement Agreement
                (Sabrooke Peaking Site)
D               Forms of Grant Deeds
E               Form of Instrument of Assumption
F-1             Form of Power Purchase Agreement (Coal-Fired Stations)
F-2             Form of Power Purchase Agreement (Peaking Units)
F-3             Form of Power Purchase Agreement (Collins)
G               Preliminary Title Reports
H               Form of Tax Reproration Agreements
I               Form of Opinion of Counsel to Purchaser
J               Form of Opinion of Counsel to ComEd
K               Form of Agency Agreement
L               Form of FIRPTA Affidavit

Schedules       Title
---------       -----


 1.1            ComEd Officers and Employees
 1.2            Purchaser Officers and Employees
2.1(a)          Transferred Land
2.1(c)          Specific Permits, Licenses and Variances
2.1(d)          Personal Property
2.1(e)(1)       Assigned Leases and Licenses
2.1(e)(2)       Assigned Fuel Contracts
2.1(e)(3)       Other Assigned Contracts
2.1(e)(4)       Causes of Action
2.1(f)          SO\2\ Trading Allowances
2.2(a)          Switchyard Property
2.2(b)          Transmission Excluded Assets
2.2(c)          Other Excluded Assets
2.6(b)          Inventory Valuation Methodologies
2.9             Software License
3.1(c)          Violations
3.1(d)          Consents
3.3             Compliance Exceptions
3.5             ComEd Litigation
3.6             Notice of Government Action
3.8             Contractual Defaults
3.10(a)         Casualty Losses
3.10(b)         Operations Outside of the Ordinary Course
3.11            Taxes
3.13(a)         Benefit Plans
3.14            Tangible Personal Property Encumbrances
3.15            Environmental Matters
3.17            Labor Matters
4.1(d)          Purchaser Consents
4.2             Purchaser Litigation
5.13            Pre-Approved Capital Expenditures
7.3(b)          Purchaser Consents Required for Closing
7.9             Facility Performance Tests
7.10            Year 2000 Test Procedures
8.2             Required Governmental Approvals
8.3             ComEd Consents for Closing

                              ASSET SALE AGREEMENT
                              --------------------

          This ASSET SALE AGREEMENT (this "Agreement") is made, as of March 22, 1999, by and between Commonwealth Edison Company, an Illinois corporation ("ComEd"), and Edison Mission Energy, a California corporation ("Purchaser").

                                   BACKGROUND
                                   ----------

          A. ComEd owns and operates fossil-fired generation facilities known as Crawford Station, Fisk Station, Waukegan Station, Will County Station, Joliet Station, Powerton Station and Collins Station, together with certain additional generating assets known as the Calumet, Bloom, Electric Junction, Lombard and Sabrooke off-site peaking units.

          B. ComEd desires to sell to Purchaser, and Purchaser desires to purchase from ComEd, said generation facilities and assets on and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, each of ComEd and Purchaser agrees as follows:


                                  ARTICLE I
                                  ---------
                                  DEFINITIONS
                                  -----------

          1.1 Defined Terms. The following capitalized terms when used in this
              -------------
Agreement (or in the Schedules and Exhibits to this Agreement) have the respective meanings set forth below:

          "Accountant's Report" means the auditor's report with respect to any
           -------------------
Audited Financial Statements.

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
(i) directly or indirectly controls the specified Person or (ii) is controlled directly or indirectly by or is under direct or indirect common control with the specified Person.

          "Agency Agreement" has the meaning set forth in Section 5.2(c) (Joint
           ----------------                               --------------
Cooperation).

          "Agreement" means this Asset Sale Agreement, together with the
           ---------
Schedules and Exhibits, as the same may be amended from time to time.

          "Allocation Schedule" has the meaning set forth in Section 2.6(c)
                                                             --------------
(Purchase Price  Allocation of Purchase Price).

          "Approved Capital Expenditures" means all Capital Expenditures approved by Purchaser, which approval will not be unreasonably withheld, conditioned or delayed and will, in all events, be deemed given for any individual Capital Expenditure under Two Hundred and Fifty Thousand Dollars ($250,000).


           "Assets" has the meaning set forth in Section 2.1 (Transfer of
            ------                               -----------
Assets).

           "Assigned Contracts" means the Assigned Fuel Contracts and the
            ------------------
 Assigned Other Contracts.

           "Assigned Fuel Contracts" has the meaning set forth in Section 2.1(e)
            -----------------------                               --------------
 (Transfer of Assets--Other Assets).

           "Assigned Leases" has the meaning set forth in Section 2.1(e)
            ---------------                               --------------
 (Transfer of Assets--Other Assets).

           "Assigned Other Contracts" has the meaning set forth in Section
            ------------------------                               -------
 2.1(e) (Transfer of Assets--Other Assets).
 ------

           "Audited Financial Statements" means, with respect to any Person, its
            ----------------------------
 audited balance sheet as of the last day of its most recently completed fiscal year, and the related audited statements of operations, stockholders' equity and cash flow for the year then ended.

           "Benefit Plans" has the meaning set forth in Section 3.13(a) (ERISA;
            -------------                               ---------------
Benefit Plans).

           "Bill of Sale and Instrument of Assignment" means the Bill of Sale
            -----------------------------------------
 and Instrument of Assignment in the form of Exhibit A.
                                             ---------

           "Business Day" means a day other than (i) Saturday or Sunday or (ii)
            ------------
 a day on which (A) banks are closed for business in the State of Illinois or
 (B) ComEd's principal corporate offices are closed for business.

           "Capital Expenditure" means (i) any additions to or replacements of
            -------------------
 property, plant and/or equipment and (ii) any other expenditures that would be capitalized on ComEd's balance sheet in accordance with ComEd's capitalization policy.

           "Casualty" means any damage to or destruction of all or any portion
            --------
 of the Facilities as a result of fire (including fire caused by lightning), wind, hail, ice, snow, hurricane, tornado, freezing, earthquake, earth movement or flood which, in ComEd's reasonable judgment, exceeds Five Hundred Thousand Dollars ($500,000) per occurrence.

           "Casualty Betterment" means the portion, as reasonably determined by
            -------------------
 ComEd, of any Capital Expenditure incurred by ComEd pursuant to Section 5.16
                                                                 ------------
 (Casualty Loss) that constitutes a betterment or improvement of the condition of the Facilities from the condition immediately prior to the Casualty, provided such betterment or improvement was approved by Purchaser, which approval will not be unreasonably withheld, conditioned or delayed and in any case will be deemed given if the aggregate amount of all betterments or improvements following a Casualty is less than Two Million and Five Hundred Thousand Dollars ($2,500,000).


          "Casualty Estimate" has the meaning set forth in Section 5.16(a)
           -----------------                               ---------------
(Casualty Estimate).

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act (42 U.S.C. Section 9601 et seq.).

          "Change of Law" means the adoption, promulgation, repeal, modification
           -------------
or reinterpretation of any law, rule, regulation, ordinance or order or any other Requirement of Law of any federal, state, county or local government, governmental agency, court, commission, department or other such entity which occurs subsequent to the Effective Date.

          "Child Care Plan" has the meaning set forth in Section 5.5(b)
           ---------------                               --------------
(Employee Benefits Matters  Employee Benefit Plans).


          "Closing" has the meaning set forth in Section 2.5 (Closing).
           -------                               -----------

          "Closing Date" has the meaning set forth in Section 2.5 (Closing).
           ------------                               -----------

          "Closing Date Inventory Amount" has the meaning set forth in Section
           -----------------------------                               -------
2.6(b) (Purchase Price--Inventory Adjustment).
------


          "Code" means the Internal Revenue Code of 1986.
           ----

          "Collective Bargaining Agreement" means: (i) as specifically
           -------------------------------
applicable to the relevant transferred assets, the express language contained in those portions of (A) the Collective Bargaining Agreement between ComEd and Local 15 of the International Brotherhood of Electrical Workers (August 25, 1997 to March 31, 2001) (the "CBA"), (B) the separately bound 140-page Supplement to Collective Bargaining Agreement Memorandum and Letters (which contains twenty memorandums and letters), the Supplemental Agreements governing the provision of pension, 401(k) and welfare benefit plans (including medical, dental, vision, flexible spending account, disability and life insurance) and (C) the agreements expressly referred to in the CBA; and (ii) that portion of the Memorandum of Understanding dated February 26, 1999, between ComEd and IBEW Local Union 15 relating to the sale of ComEd's fossil generating assets that imposes obligations on a new owner.

          "ComEd" has the meaning set forth in the introductory paragraph of
           -----
this Agreement.

          "ComEd Claims" has the meaning set forth in Section 6.3(a)
           ------------                               -------------
(Indemnification by Purchaser--ComEd Claims).

          "ComEd ESIP" has the meaning set forth in Section 5.5(b) (Employee
           ----------                               -------------
Benefits Matters--Employee Benefit Plans).

          "ComEd Generation Systems" has the meaning set forth in Section 7.10
           ------------------------                               ------------
(Year 2000 Status).

          "ComEd Group" has the meaning set forth in Section 6.3(a)
          ------------                               --------------
(Indemnification by Purchaser--ComEd Claims).


          "ComEd Marks" has the meaning set forth in Section 2.8 (ComEd Marks).
           -----------                               -----------


          "ComEd Pension Plan" has the meaning set forth in Section 5.5(b)
           ------------------                               --------------
(Employee Benefits Matters--Employee Benefit Plans).

          "ComEd Reduction" has the meaning set forth in Section 5.7(a) (Taxes,
           ---------------                               --------------
Prorations and Closing Costs--Taxes).


          "ComEd Software" has the meaning set forth in Section 2.9 (Software
           --------------                               -----------
          License).

          "Commercially Reasonable Efforts" means efforts by a Party to perform
           -------------------------------
the particular obligation under this Agreement that do not require such Party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for such Party to satisfy such obligation under this Agreement.

          "Confidentiality Agreement" means that certain letter agreement dated
           -------------------------
October 1, 1998 between ComEd and Purchaser.

          "Crawford Dredge Material" has the meaning set forth in Section 5.17
           ------------------------                               ------------
(Crawford Dredge Material).

          "Data Room" means the data room(s) maintained by ComEd in connection
           ---------
with the transactions contemplated herein.

          "Delayed Recording" has the meaning set forth in Section 9 3 (Delayed
           -----------------                               -----------
Recordation of Easement Agreements).

          "Determination Date" has the meaning set forth in Section 2.6(b)
           ------------------                               --------------
(Purchase Price-Inventory Adjustment).

          "Divisible Tax Bill" has the meaning set forth in Section 5.7(a)
           ------------------                               --------------
(Taxes, Prorations and Closing Costs-Taxes).

          "Easement Agreements" means, collectively, the following: (i) for each
           -------------------
of the Sites, a Transmission Facilities Basement in the form of Exhibit B-1,
                                                                -----------
(ii) for each of the Sites other than the Powerton Site and the Bloom Site, a Distribution Facilities Easement in the form of Exhibit B-2, (iii) for each of
                                                -----------
the Sites other than the Sabrooke Site, a Seller Ingress-Egress and Utility Facilities Easement in the form of Exhibit B-3, (iv) for the Calumet, Crawford,
                                   -----------
Fisk, Joliet #9, Joliet #29,

Powerton, Collins and Electric Junction Sites only, an Air Rights Easement in the form of Exhibit B-4, (v) for each of the Sites other than the Will County
            -----------
Site, the Crawford Site, the Joliet #29 Site, the Electric Junction Site, the Collins Site and the Lombard Site, a Purchaser Ingress-Egress Easement in the form of Exhibit B-5, (vi) for the Will County Site only, a Frontage Easement in
        -----------
the form of Exhibit B-6, (vii) for the Calumet Site only, a Microwave Facilities
            -----------
Easement in the form of Exhibit B-7, (viii) for the Electric Junction Site only,
                        -----------
a Purchaser Drainage Easement in the form of Exhibit B-8, (ix) for the Collins
                                             -----------
Site only, an Emergency Response Training Facility Facilities Easement in the form of Exhibit B-9, (x) for the Sabrooke Site only, a Seller Ingress-Egress,
        -----------
Parking and Utility Facilities Easement in the form of Exhibit B-10, (xi) for
                                                       ------------
the Fisk/Sampsons Canal Site only, a Purchaser Foundation Facilities Easement in the form of Exhibit B-11, and (xii) for the Will County Site only, a Purchaser
            ------------
Rail Track Right of Way in the form of Exhibit B-12.
                                       ------------

          "Effective Date" means the date on which this Agreement has been
           --------------
executed and delivered by the Parties.

          "Employment Laws" means any applicable Requirements of Laws, permits,
           ---------------
orders or published decisions relating to: (i) any aspect of employment or (ii) employee benefits, including those matters governed by the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621 et seq.), the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), the Civil Rights Act of 1964 (42 U.S.C. Section 2000e, including Title VII thereunder, and as amended by the Civil Rights Act of 1991), ERISA, the Equal Employment Act of 1972 (42 U.S.C. Section 2000e et seq.), the Equal Pay Act of 1963 (29 U.S.C. Section
206), the Fair Labor Standards Act of 1938 (29 U.S.C. Section 201 et seq.), the Family and Medical Leave Act of 1993 (29 U.S.C. Section 260 et seq.), the Immigration Reform and Control Act of 1986 (8 U.S.C. Section 1324a et seq.), the Labor Management Relations Act (29 U.S.C. Section 141 et seq.), the National Labor Relations Act (29 U.S.C. Section 151 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 et seq.), the Older Workers Benefit Protection Act (29 U.S.C. Section 621 et seq.), the Pregnancy Discrimination Act (423 U.S.C. Section 2000e(k), the Privacy Act of 1974 (5 U.S.C. Section 552a), the Social Security Act (42 U.S.C. Section 301 et seq.) and the WARN Act, and all state counterpart statutes.

          "Environmental Conditions" means the presence of Hazardous Substances
           ------------------------
on, over, under or about the Transferred Real Property or any portion thereof or other real property subject to an Assigned Lease, or in soil, sediment, surface water or groundwater at the Transferred Real Property or any portion thereof or other real property subject to an Assigned Lease, whether occurring before or after the Closing (other than Transmission Environmental Conditions), and including any migration of such Hazardous Substances either before or after the Closing, including migration to a location off the Transferred Real Property or other real property subject to an Assigned Lease. Environmental Conditions include any Hazardous Substances present in, on, or incorporated into any drums, equipment or debris that are or were discarded or abandoned or buried at the Transferred Real Property or any portion thereof or other real property subject to an Assigned Lease prior to or after the Closing.

          "Environmental Laws" means any applicable Requirements of Laws,
           ------------------
permits, orders or published decisions of Government Authorities relating to:
(i) air emissions, hazardous materials, storage, use and release to the environment of Hazardous Substances, generation, treatment, storage, and disposal of hazardous wastes, wastewater discharges and similar environmental matters or (ii) the impact of the matters described in the preceding clause upon human health or the environment, including those matters governed by CERCLA, the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), and the Atomic Energy Act (42 U.S.C.
Section 2011 et seq.), and all state counterpart statutes.


          "Environmental Liabilities" has the meaning set forth in Section
           -------------------------                               -------
2.3(a) (Purchaser's Liabilities-Environmental Liabilities).
------

          "Environmental Permits" has the meaning set forth in Section 3.15(a)
           ---------------------                               ---------------
(Environmental Matters).

          "ERISA" means the Employee Retirement Income Security Act of 1974 (29
           -----
U.S.C. (S) 1001 et seq.).

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) which would be considered a single employer with ComEd pursuant to
Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

          "Event of Loss" has the meaning set forth in Section 5.16(a) (Casualty
           -------------                               ---------------
Estimate).

          "Excluded Assets" has the meaning set forth in Section 2.2 (Excluded
           --------------                               -----------
Assets).

          "Excluded Liabilities" has the meaning set forth in Section 2.4
           --------------------                               -----------
(Excluded Liabilities).


          "Facilities" means, collectively, the land described on Schedule
           ----------                                             --------
2.1(a) (Transferred Land), the Transferred Improvements and the tangible
------
personal property described in Section 2.1(d) (Transfer of Assets--Personal
                               --------------
Property), but, for the avoidance of doubt, excluding the Excluded Assets.

          "Facilities Agreements" means, for each Site (with Joliet #9 and
           ---------------------
Joliet #29, for this purpose, being treated as separate Sites), a Facilities, Interconnection and Easement Agreement (Stations), a Facilities, Interconnection and Easement Agreements (Peaking Sites) or the Facilities, Interconnection and Easement Agreement (Sabrooke Peaking Site), as applicable, in the forms of Exhibit C- 1, C-2 and C-3, respectively, together with the Exhibits relating to
------------  ---     ---
the applicable Site.

          "FERC" means the Federal Energy Regulatory Commission.
           ----

          "Fuels Inventory" has the meaning set forth in Section 2.6(b)
           ---------------                               --------------
(Purchase Price--Inventory Adjustment).

           "Governmental Authority" means any foreign, federal, state, local or
           -----------------------
 other governmental authority or regulatory agency, commission, department, or other governmental subdivision, court, tribunal or body, but excluding Purchaser and any subsequent owner of the Facilities (if otherwise a Governmental Authority under this definition).

           "Grant Deeds" means the quitclaim deeds in the forms attached to
            -----------
 Exhibit D, except that, with respect to the portion of the Transferred Real
 ---------
 Property located at the Collins Station Site which is owned by a land trust, the term "Grant Deed" shall mean the standard form of trustee's deed of the trustee of such land trust.

          "Hazardous Substances" means any chemical, material or substance that
           --------------------
is listed or regulated under applicable Environmental Laws as a "hazardous" or "toxic" substance or waste, or as a "contaminant," or is otherwise listed or regulated, or for which liability or standards of care are imposed under applicable Environmental Laws, including, for purposes of this Agreement, coal combustion byproducts, petroleum products, asbestos, polychlorinated biphenyls and similar substances and materials.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
          1976.

          "IBEW" means the International Brotherhood of Electrical Workers.
           ----

          "ICC" means the Illinois Commerce Commission.
           ---

           "Illinois Authority" means (i) a final, non-appealable order of the
            ------------------
 ICC, approving on terms and conditions acceptable to ComEd in its reasonable discretion, or (ii) fulfillment of applicable notice requirements which would permit, absent a decision and order of the ICC, the consummation by ComEd of the transactions contemplated hereby and ComEd's proposed accounting treatment of the sale; provided, however, that ComEd shall not be required to accept an order which would cause a material adverse effect on the economic benefit that ComEd derives from the transaction or materially restricts ComEd's use of the proceeds from the transaction.

           "Indemnifiable Claim" has the meaning set forth in Section 6.7
           ------------------                                 -----------
 (Mitigation and Limitation on Claims).

          "Indemnitee" has the meaning set forth in Section 6.4 (Notice of
           ----------                               -----------
Claim).

          "Indemnitor" has the meaning set forth in Section 6.4 (Notice of
           ----------                               -----------
          Claim).

           "Instrument of Assumption" means the Instrument of Assumption in the
            ------------------------
 form of Exhibit E.
         ---------

          "Investment Banker" means Merrill Lynch & Co.
           -----------------

           "Key Choices Program" has the meaning set forth in Section 5.5(b)
            -------------------                               --------------
 (Employee Benefits Matters  Employee Benefit Plans).

          "Knowledge" or similar phrases in this Agreement means: (i) in the
          ----------
case of ComEd, the actual knowledge of the ComEd officers and employees listed in Schedule 1.1 (ComEd Officers and Employees) at the date to which the
   ------------
representation, warranty or covenant refers, and (ii) in the case of Purchaser, the actual knowledge of the Purchaser's officers and employees listed in

Schedule 1.2 (Purchaser Officers and Employees) at the date to which the
------------
representation, warranty or covenant refers.

          "Land Trust" has the meaning set forth in Section 2.7 (Certain
           ----------                               -----------
Provisions With Respect to Switchyard Property).

          "Land Trust Property" has the meaning set forth in Section 2.7
           ---------- --------                               -----------
(Certain Provisions With Respect to Switchyard Property).

          "Land Trustee" has the meaning set forth in Section 2.7 (Certain
           ------------                               -----------
Provisions With Respect to Switchyard Property).

          "Material Adverse Effect" means any change or effect that is
           -----------------------
materially adverse to the operation or condition of the Assets, taken as a whole, other than (i) any change or effect resulting from changes in the international, national, regional or local wholesale or retail markets for electric power, (ii) any change or effect resulting from changes in the international, national, regional or local markets for any fuel used at the Facilities, (iii) any change or effect resulting from changes in the North American, national, regional or local electric transmission systems, (iv) any Change of Law and (v) any materially adverse change in or effect on the Assets which is cured (including by the payment of money) before the Termination Date.

          "Mortgage" means the Mortgage dated July 1, 1923, as amended and
           --------
supplemented, between ComEd and the Trustee named therein.

          "Necessary Capital Expenditure" means any Capital Expenditure that, in
           -----------------------------
the exercise of Prudent Utility Practices, is reasonably necessary for the continued operation or maintenance of the Facilities or any of the other Assets or is required by applicable law (except for any Remediation required by applicable Environmental Laws), in each case as determined by ComEd in its reasonable discretion. "Necessary Capital Expenditure" does not include any Capital Expenditure undertaken primarily to increase the efficiency of, expand or repower the Facilities.

          "1997 Act" means Illinois Public Act 90-561.
           --------

          "Notice of Claim" has the meaning set forth in Section 6.4 (Notice of
           ---------------                               -----------
 Claim).

          "Off-Site Disposal Location" means any third party off-site disposal
          ---------------------------
location utilized by ComEd in the normal course of business prior to the Closing for the treatment, disposal, storage, discharge or recycling of Hazardous Substances or other materials generated by the Facilities; but, for the avoidance of doubt, shall not include any disposal site located on or beneath the Transferred Real Property or on or beneath other real property subject to an Assigned Lease.

          "Options Program" has the meaning set forth in Section 5.5(b)
          ----------------                               --------------
(Employee Benefits Matters--Employee Benefit Plans).

          "Other Inventories" has the meaning set forth in Section 2.6(b)
           -----------------                               --------------
(Purchase Price--Inventory Adjustment).

          "Party" means either ComEd or Purchaser, as the context requires;
           -----
"Parties" means, collectively, ComEd and Purchaser.

          "Patent Rights" means all patents (including "Method of Gas Blanketing
           -------------
a Boiler" (Patent No. 5,050,540), "Apparatus and Method of Removing Microfouling from the Waterside of a Heat Exchanger" (Patent No. 5,558,157), "Refractory Block Slag Dam" (Patent No. 5,800,775) and "Replacement of Cam-Operated Control Board Switches" (Patent No. 4,916,628)) owned by ComEd or in which ComEd holds any right, license or interest.

          "PBGC" has the meaning set forth in Section 3.13(b) (ERISA; Benefit
           ----                               ---------------
Plans).

          "Permitted Encumbrances" means, collectively: (i) liens, charges,
           ----------------------
encumbrances and exceptions for taxes and other governmental charges and assessments (including special assessments) that are not yet due and payable;
(ii) other liens, charges, encumbrances or title exceptions or imperfections with respect to any of the Assets that do not materially detract from the value of or materially impair the existing use of the Assets affected by such lien, charge, encumbrance or title exception or imperfection, expressly excluding any monetary liens or encumbrances (other than income tax liens, judgments, fines or penalties (other than mortgages), which ComEd shall remove at or before Closing); (iii) all leases, licenses and occupancy and/or use agreements affecting the Assets (or any portion thereof) (including those leases, licenses and occupancy and/or use agreements that constitute an Assigned Lease or an Assigned Contract) whether or not recorded against the Transferred Real Property; (iv) all matters and exceptions set forth in the Preliminary Title Reports; (v) liens, charges, encumbrances or title exceptions or imperfections with respect to the Assets created by or resulting from the acts or omissions of Purchaser or any of its Affiliates, employees, officers, directors, agents, representatives, contractors, invitees or licenses; (vi) liens, charges, encumbrances and/or title exceptions or imperfections created by any of the documents to be executed in connection with the Closing or this Agreement (including any reservations, easements, restrictions, covenants and other matters set forth in the Grant Deeds) whether prior to, at or after the Closing;
(vii) all matters shown on or referenced in the Surveys; (viii) encumbrances, liens, charges or title exceptions or imperfections created or arising out of any subdivision, reparcelization, lot line adjustment or other action contemplated by Section 2.7 (Certain Provisions With Respect to Switchyard
                -----------
Property); (ix) local, county, state and federal laws, ordinances or governmental regulations, including building and zoning laws, ordinances and regulations now or hereafter in effect relating to the Assets; (x) any and all service contracts and agreements affecting the Assets as of the date hereof (including the Assigned Contracts and the Assigned Leases), and any and all service contracts and agreements entered into after the Effective Date in accordance with the provisions of this Agreement, in each case, to the extent in effect as of the Closing; (xi) violations of laws, regulations, ordinances, orders or requirements, if any, arising out of any Change of Law; and (xii) all matters disclosed in or ascertainable from the materials, documents and reports included in the

Data Room. Notwithstanding the foregoing, for purposes of this Agreement, the lien of the Mortgage shall not be a Permitted Encumbrance.

          "Person" means an individual, partnership, joint venture, corporation,
           ------
limited liability company, trust, association or unincorporated organization, or any Governmental Authority.

          "Power Purchase Agreements" means the Power Purchase Agreement
           -------------------------
(Stations), the Power Purchase Agreement (Peaking Units) and the Power Purchase Agreement (Collins) in the forms of Exhibit F-l, F-2 and F-3, respectively.
                                    -----------  ---     ---

          "Pre-Approved Capital Expenditure" has the meaning set forth in
           --------------------------------
Section 5.13 (Capital Expenditures Prior to Closing).
------------

          "Pre-Closing Remediation Expenditure" shall mean expenditures by ComEd after the Effective Date and prior to the Closing Date relating to Remediation of an Environmental Condition to the extent required by a Governmental Authority or pursuant to the Environmental Laws to be incurred by ComEd prior to the Closing Date.

          "Preliminary Title Reports" means the preliminary title reports issued
           -------------------------
by the Title Company as attached to Exhibit G.
                                    ---------

          "Proprietary Information" has the meaning set forth in the
           -----------------------
Confidentiality Agreement.

          "Prudent Utility Practices" means any of the practices, methods and
           -------------------------
acts engaged in or approved by a significant portion of the electric utility industry in the United States of America during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Utility Practices" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the electric utility industry in the United Stated of America.

          "Purchase Price" means the sum of (i) Four Billion Eight Hundred
           --------------
Thirteen Million One Hundred Twenty-One Thousand Dollars ($4,813,121,000) for the Assets at Crawford Generating Station, Fisk Generating Station, Waukegan Generating Station, Will County Generating Station, Joliet Generating Station, Powerton Generating Station and Collins Generating Station, together with.the Assets at the Off-Site Calumet, Bloom, Electric Junction, Lombard and Sabrooke Peaking Sites and (ii) the amounts called for by Section 5.13 (Capital
                                                 ------------
Expenditures Prior to Closing), as such sum is adjusted pursuant to Section
                                                                    -------
2.6(b) (Purchase Price  Inventory Adjustment). The Parties acknowledge that
------
Purchaser has satisfied its Competitive Transition Charge (as defined in the 1997 Act) obligations with respect to the Facilities by prepayment, which is included in the Purchase Price.

          "Purchaser" has the meaning set forth in the introductory paragraph of
           ---------
this Agreement.

          "Purchaser Claims" has the meaning set forth in Section 6.2(a)
           ----------------                               --------------
(Indemnification by ComEd--Purchaser Claims).

          "Purchaser Group" has the meaning set forth in Section 6.2(a)
           ---------------                               --------------
(Indemnification by ComEd--Purchaser Claims).

          "Purchaser Title Policy" has the meaning set forth in Section 7.6
           ----------------------                               -----------
(Purchaser Title Policy).

          "Purchaser's 401(k) Plan" has the meaning set forth in Section 5.5(b)
           -----------------------                               --------------
(Employee Benefits Matters--Employee Benefit Plans).


          "Purchaser's Liabilities" has the meaning set forth in Section 2.3
           -----------------------                               -----------
(Purchaser's Liabilities).


          "Related Agreements" means the Agency Agreement, Bill of Sale and
           ------------------
Instrument of Assignment, the Confidentiality Agreement, the Easement Agreements, the Facilities Agreements, the Grant Deeds, the Instrument of Assumption, the Power Purchase Agreements and the Reproration Agreements.

          "Remediation" means any or all of the following activities to the
           -----------
extent they relate to or arise from the presence of an Environmental Condition and are required to be addressed either as a requirement of Environmental Laws or as a result of a claim or demand of a Third Party or Governmental Authority:
(i) monitoring, investigation, cleanup, containment, remediation, removal, mitigation, response or restoration work required by Environmental Laws, (ii) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such work, (iii) preparing and implementing any plans or studies for such work, (iv) where required or desired, obtaining a written notice from a Governmental Authority with jurisdiction over the Assets or any portion thereof under Environmental Laws that no material additional work is required by such Governmental Authority and (v) any other activities reasonably necessary or appropriate or required under Environmental Laws to address or mitigate such Environmental Condition. In the case of ComEd, Remediation shall mean all of the foregoing to the extent related to a Transmission Environmental Condition. Remediation shall be understood to encompass cost effective, risk-based remedies, to the extent permitted under applicable Environmental Laws, including the use of engineering and institutional controls, such as deed restrictions, reflecting the industrial nature of the Assets and the Transmission Excluded Assets.


          "Reproration Agreement" has the meaning set forth in Section 5.7(a)(i)
           ---------------------                               -----------------
(Taxes, Prorations and Closing Costs--Taxes).

          "Required Consents" means all authorizations, consents, licenses,
          ------------------
permits, notices and approvals necessary or appropriate to consummate the transactions contemplated hereby.

          "Requirements of Laws" means any foreign, federal, state, county or
           --------------------
local laws. statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority.

          "Section 125 Plans" has the meaning set forth in Section 5.5(b)
           -----------------                               --------------
(Employee Benefits Matters--Employee Benefit Plans).

          "Sites" means the generating facilities known as Crawford Station,
           -----
Fisk Station, Waukegan Station, Will County Station, Joliet Station, Powerton Station and Collins Station and the off-site combustion turbine generating units known as the Calumet, Bloom, Electric Junction, Lombard and Sabrooke Peaking Units, and all associated improvements, equipment, personal property, fixtures and real property and including both the Assets and the Excluded Assets.

          "Spare Parts" means the spare parts and supplies identified on
           -----------
Schedule 2.1(d) (Personal Property) and all other spare parts and supplies, if
---------------
any, on the Transferred Real Property or at ComEd's central warehouse location on the Closing Date to the extent such have ordinarily been allocated to the operation or maintenance of the generation business at the Transferred Real Property (all of which will be included in the calculation set forth in Section
                                                                        -------
2.6(b) (Purchase Price--Inventory Adjustment)), but, for the avoidance of doubt,
------
excluding any of the foregoing which constitute Excluded Assets.

          "Surveys" means, collectively, the following plats of survey:
           -------

          (i) for the Crawford Station Site, a Plat of Survey of said Site identifying the Transferred Real Property and the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 7 sheets;

         (ii) for the Fisk Station Site, (x) a Plat of Survey of a portion of said Site identifying a portion of the Transferred Real Property and the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 6 sheets, and (y) a Plat of Survey of Sampsons Canal identifying the remainder of the Transferred Real Property thereat, last revised February 19, 1999, prepared by Chicago Guarantee Survey Company, consisting of 1 sheet;


         (iii) for the Waukegan Station Site, a Plat of Survey of said Site identifying the Transferred Real Property and the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 6 sheets;

         (iv) for the Will County Station Site, a Plat of Survey of said Site identifying the Transferred Real Property and the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 6 sheets;

         (v) for the Calumet Off-Site Peaking Site, a Plat of Survey identifying the Transferred Real Property and a portion of the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 1 sheet;

          (vi) for the Joliet Station #9 Site, a Plat of Survey of said Site identifying the Transferred Real Property and the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 11 sheets,

          (vii) for the Joliet Station #29 Site, a Plat of Survey of said Site identifying the Transferred Real Property and the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 12 sheets;

          (viii) for the Powerton Station Site, a Plat of Survey of said Site identifying the Transferred Real Property and the Switchyard Property thereat, last revised February 15, 1999, prepared by Maurer Stutz, Inc. consisting of 12 sheets;

          (ix) for the Collins Station Site, a Plat of Survey of said Site identifying the Transferred Real Property and the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 21 sheets;

          (x) for the Bloom Off-Site Peaking Site, a Plat of Survey identifying the Transferred Real Property and a portion of the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 2 sheets;

          (xi) for the Sabrooke Off-Site Peaking Site, a Plat of Survey identifying the Transferred Real Property and a portion of the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 4 sheets;

          (xii) for the Lombard Off-Site Peaking Site, a Plat of Survey identifying the Transferred Real Property and a portion of the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 1 sheet; and

          (xiii) for the Electric Junction Off-Site Peaking Units Site, a Plat of Survey identifying the Transferred Real Property and a portion of the Switchyard Property thereat, last revised February 19, 1999, prepared by SDI Consultants Ltd., consisting of 3 sheets.

          "Switchyard Property" has the meaning set forth in Section 2.7
          --------------------                               -----------
(Certain Provisions With Respect to Switchyard Property).


          "Tannery Site" has the meaning set forth in Section 2.4(k) (Excluded
           ------------                               --------------
Liabilities).

          "Tax" means any federal, state, local or foreign income, gross
           ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, utilities, fixtures or improvements (including assessments, fees or other charges based on the use, occupancy or ownership of real property), personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, retirement, railroad or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, including any item for which liability arises as a transferee or successor-in-interest.


          "Tax Claim" has the meaning set forth in Section 5.7(a) (Taxes,
           ---------                               --------------
Prorations and Closing Costs-Taxes).

          "Tax Return" means any return, report or similar statement required to
           ----------
be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

          "Termination Date" has the meaning set forth in Section 10.1(e)
           ----------------                               ---------------
(Rights to Terminate).

          "Third Party Claim" means a claim by a Person that is not a member of
           -----------------
the ComEd Group or the Purchaser Group, as the case may be.

          "Title Company" means Chicago Title Insurance Company.
           -------------

          "Transferred Employees" has the meaning set forth in Section 5.5(a)
           ---------------------                               --------------
(Employee Benefits Matters--ComEd Transferred Employees).

          "Transferred Improvements" has the meaning set forth in Section 2.1(b)
           ------------------------                               --------------
(Transfer of Assets--Improvements, Buildings, Structures and Fixtures).

          "Transferred Land" has the meaning set forth in Section 2.1(a)
           ----------------                               --------------
(Transfer of Assets--Real Property Rights).

          "Transferred Non-Supervisory Employees" has the meaning set forth in
          --------------------------------------
Section 5.5(a) (Employee Benefits Matter--ComEd Transferred Employees).
--------------

          "Transferred Real Property" has the meaning set forth in Section
           -------------------------                               -------
2.1(b) (Transfer of Assets--Improvements, Buildings, Structures and Fixtures).
------

          "Transmission Environmental Conditions" means Hazardous Substances in
           -------------------------------------
the soil, sediment, surface water or groundwater at the Transferred Real Property caused by or arising from ComEd's use or operation of the Transmission Excluded Assets after the Closing.

          "Transmission Excluded Assets" has the meaning set forth in Section
           ----------------------------                               -------
2.2 (Excluded Assets).
---

          "WARN ACT" means the Worker Adjustment and Retraining Notification Act
           --------
(29 U.S.C. (S) 2101 et. seq.).

 "Year 2000 Ready" has the meaning set forth in Section 7.10 (Year 2000 Status).
  ---------------                               ------------

          1.2 Interpretation. In this Agreement, unless a clear contrary
              --------------
intention appears

          (a) the singular includes the plural and vice versa;

          (b) reference to any Person includes such Person's successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          (c) reference to any gender includes each other gender;

          (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, to the extent applicable, the terms hereof;

          (e) reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition;

          (f) "hereunder," "hereof," "hereto," "herein" and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof;

          (g) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (h) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including;"

          (i) reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and

          (j) the capitalized terms in Section 7.9 (Facility Performance) not
                                       -----------
     otherwise defined herein have the meanings set forth in the Power Purchase Agreements.

          1.3 Captions. The captions of the various Articles, Sections, Exhibits
              --------
and Schedules of this Agreement have been inserted only for convenience of reference and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          1.4 No Joint Venture. Nothing contained in this Agreement creates or
              ----------------
is intended to create an association, trust, partnership or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either Party. Neither Party shall be empowered, except as expressly stated herein, to act as the other Party's agent or to represent to any third party that it has the ability to bind the other Party, without the express permission of the Party to be bound.

          1.5 Construction of Agreement. This Agreement was negotiated by the
              -------------------------
Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

                                   ARTICLE 2
                                   ---------
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          2.1 Transfer of Assets. Subject to the Permitted Encumbrances and the
              ------------------
terms and conditions of this Agreement, including Section 2.2 (Excluded Assets),
                                                  -----------
the Facilities Agreements, the Easement Agreements and reservations in the Grant Deeds, ComEd will sell, convey, assign, transfer and deliver to Purchaser and Purchaser will purchase, assume and acquire from ComEd, all of ComEd's right, title and interest in and to the following assets (collectively, "Assets") on the Closing Date:

          (a) Real Property Rights. Each parcel of real property (identified as
              --------------------
the "Sale Tract") described or depicted in Schedule 2.1(a) (Transferred Land)
                                           --------------
(the "Transferred Land").

          (b) Improvements, Buildings, Structures and Fixtures. The
              ------------------------------------------------
     improvements, buildings, structures and fixtures that are located on the Transferred Land or any portion thereof, including the cooling towers being built for the Joliet Station to the extent completed on the Closing Date (collectively, the "Transferred Improvements" and, together with the Transferred Land, the "Transferred Real Property").

         (c) Permits, Licenses, Etc. The governmental authorizations, consents,
             ----------------------
    approvals, permits, licenses, orders, exceptions, exemptions or allowances, including applications for any of the foregoing, described in Schedule
                                                                  --------
    2.1(c) (Specific Permits, Licenses and Variances), to the extent
    ------
    transferable.

         (d) Personal Property. The machinery, equipment, vehicles, tools,
             -----------------
     furniture and other tangible personal property of ComEd which is located on or in transit to the Transferred Real Property on the Closing Date and used primarily in connection with the Transferred Real Property or otherwise described in Schedule 2.1(d) (Personal Property), including (1) the
                  ---------------
     equipment, facilities and other items identified on such Schedule as being located at the Switchyard Property and (2) all inventories of fuel and Spare Parts to the extent such are located on the

     Transferred Real Property or have ordinarily been allocated to the operation or maintenance of the Transferred Real Property (all of which fuels and Spare Parts will be included in the calculation set forth in
     Section 2.6(b) (Purchase Price  Inventory Adjustment)).
     --------------


          (e) Other Assets (1) The leases and licenses of personal property or
              ------------
     real property listed on Schedule 2.1(e)(1) (Assigned Leases and Licenses)
                             ------------------
     (collectively, "Assigned Leases"); (2) the fuel supply and transportation contracts and agreements listed on Schedule 2.1(e)(2) (Assigned Fuel
                                        ------------------
     Contracts) (collectively, "Assigned Fuel Contracts"); (3) the other contracts and agreements listed on Schedule 2.1(e)(3) (collectively,
                                        ------------------
     "Assigned Other Contracts"); and (4) the causes of action of ComEd listed on Schedule 2.1(e)(4) (Causes of Action) (collectively, "Causes of
        ------------------
     Action").

          (f) S0\2\ Trading Allowances. Future SO\2\, trading allowances, to the
              ------------------------
     extent owned by ComEd as of the date hereof and transferrable, in the quantities set forth in Schedule 2.1(f) (SO\2\, Trading Allowances)
                             --------------
     relating to the Facilities.

          (g) NOx Trading Allowances. Future NOx trading allowances, to the
              ----------------------
     extent owned by ComEd as of the date hereof and transferable, in the quantities allocable to the Facilities upon finalization of the Environmental Laws authorizing allocations, purchases and sales of NOx allowances.

          (h) VOM Trading Allowances. Future VOM trading allowances, to the
              ----------------------
     extent owned by ComEd as of the date hereof and transferable, in the quantities allocable to the Facilities upon implementation of any Environmental Laws authorizing allocation, purchases and sales of VOM allowances.

          (i) Records. The books, records, documents, drawings, reports,
              -------
     operating data and similar items of ComEd relating directly and specifically to the aforementioned assets.

          2.2 Excluded Assets. Notwithstanding anything to the contrary
              ---------------
contained herein, nothing in this Agreement will constitute or be construed as conferring on Purchaser, and Purchaser is not acquiring, any right, title or interest in or to the following, all of the following being specifically excluded from the sale of assets contemplated by this Agreement (collectively, the "Excluded Assets"): (a) the land (including any land identified as the "Retained Tract" in Schedule 2.1(a) (Transferred Land)) owned by ComEd which is
                    ---------------
shown on the Surveys as being located outside of the "Sale Tract," together with all real and personal property and improvements thereon (including those constituting the switchyard and associated relays, cabling and batteries) and the equipment and facilities described in Schedule 2.2(a) (Switchyard Property),
                                          --------------
(b) the transmission, distribution and communication towers, poles, lines, cables, conduit, facilities and related support equipment and other items described in Schedule 2.2(b)(Transmission Excluded Assets) (collectively with
             --------------
the Switchyard Property, the "Transmission Excluded Assets"), including any and all related operating, instruction and/or maintenance manuals, leaflets, records or other documents related to the foregoing, (c) the assets (including contracts) listed or described on Schedule 2.2(c) (Other Excluded Assets), (d)
                                  --------------
the

ComEd Marks, the Patent Rights, the ComEd Software and any other software used at the Facilities, (e) any assets of the ComEd Pension Plan, the Commonwealth Edison Employees' Benefit Trust, the Commonwealth Edison Employees' Benefit Trust for Management Employees or the Commonwealth Edison Employees' Benefit Trust for Union Employees, (f) any causes of action against a third Person relating to the period prior to the Closing Date, (g) any properties, assets, business, operation, subsidiary or division of ComEd or any Affiliate of ComEd, whether tangible or intangible, real, personal or mixed, not set forth in
Section 2.1 (Transfer of Assets), including any cash or working capital of
-----------
ComEd, even if the working capital or cash relates to the Facilities, and all accounting or general ledger records of ComEd, (h) all records and files relating to ComEd employees, (i) any communications between ComEd and its counsel, including attorney-client privileged or work product material and (j) any abatement or refund of any Tax for which ComEd is liable pursuant to Section
                                                                         -------
5.7 (Taxes, Prorations and Closing Costs).
---

          2.3 Purchaser's Liabilities. On the Closing Date, Purchaser will
              -----------------------
assume and be responsible and liable for (i) all obligations and liabilities related to, arising from or associated with ownership, occupancy, use or operation of the Assets from and after the Closing (other than Excluded Liabilities) and (ii) the following obligations and liabilities (collectively, "Purchaser's Liabilities"):

         (a) Environmental Liabilities. Subject to and except for ComEd's
             -------------------------
    obligations pursuant to Section 2.4(d), Section 2.4(e) and Section 5.9(b)
                            --------------  --------------     --------------
    (Environmental Matters--ComEd's Responsibilities): (i) responsibility for compliance and liability for any non-compliance by the Assets with Environmental Laws (including fines, penalties and costs to correct); (ii) all Environmental Conditions and Remediation thereof; (iii) responsibility and liability for all Hazardous Substances, and Remediation thereof, present in, on or incorporated into the improvements, buildings, structures, fixtures or equipment which constitute the Assets or which are otherwise located on or have migrated from the Transferred Real Property, including responsibility and liability for: (1) bodily injury to any Person or damages to any property or natural resources to the extent arising from exposure to or release of such Hazardous Substances and Remediation thereof and (2) any Hazardous Substances present in, on, under or about, or incorporated into any drums, equipment or debris that were discarded or abandoned and buried in the ground at the Transferred Real Property or any portion thereof; (iv) liability arising from the ownership, possession, use or operation of equipment, fixtures, structures, surface impoundments or any other improvement at the Transferred Real Property, or at owned or leased adjacent properties, used for the treatment, storage, handling or disposal of Hazardous Substances; and (v) any obligation to decommission, deactivate, dismantle, demolish or close the Facilities or any portion thereof, or any surface impoundments or other waste or effluent handling or storage units on owned or leased adjacent properties used in connection with the operation of the Facilities and, in the case of any of subsections (i) through (v) above, whether occurring, existing or arising on, before or after the Closing (collectively, "Environmental Liabilities").

          (b) Compliance Liabilities. Obligations to comply with, and all
              ----------------------
     liabilities connected with or arising out of, the permits, licenses, exemptions, allowances, approvals and other items (including applications) listed in Schedule 2.1(c) (Specific Permits, Licenses and Variances) and
               ---------------
     other permits, licenses, exemptions, allowances and approvals obtained or required in connection with the Assets, including the obligations and liabilities arising from or related to emission and discharge allowances, any zoning, land use, building, construction, demolition, setback and subdivision permits, licenses, approvals and authorizations, and the obligation to cure any violation or default under any of the foregoing and pay any resultant penalties, irrespective of whether such violation or default arose or occurred prior to the Closing Date.

          (c) Permit Renewals. Obligations and liabilities under any amendments,
              ---------------
     modifications, extensions or renewals of any existing permits, variances, certificates, licenses, consents, authorizations and approvals relating to the Assets.

          (d) Assigned Liabilities. Obligations and liabilities under the
              --------------------
     Assigned Leases and the Assigned Contracts relating to the period from and after the Closing Date.

          (e) Employment Laws. Obligations and liabilities under the Employment
              ---------------
     Laws to Transferred Employees arising or relating to the period from and after the Closing Date.

          (f) Other Specified Liabilities. All other obligations and liabilities
              ---------------------------
     allocated to Purchaser in this Agreement.

          2.4 Excluded Liabilities. Purchaser shall not assume or be obligated
              --------------------
to pay, perform or otherwise discharge the following excluded obligations and liabilities (collectively, the "Excluded Liabilities"):

          (a) Obligations and liabilities of ComEd in respect of any Excluded Assets or other assets of ComEd which are not Assets (other than obligations or liabilities relating to Environmental Liabilities or described in any subsection below);

          (b) Obligations and liabilities of ComEd under any of the Assigned Leases or Assigned Contracts relating to the period prior to the Closing Date (other than obligations or liabilities relating to Environmental Liabilities);

          (c) Obligations and liabilities for personal injury or property loss or damages (but only to the extent the alleged personal injury or property loss or damage occurred before the Closing Date) resulting from or arising out of the ownership or operation of the Assets by ComEd prior to the Closing Date (other than obligations or liabilities relating to Environmental Liabilities or described in subsection (d) below);

     (d) Obligations and liabilities resulting from or arising out of any Transmission Environmental Conditions, except to the extent that the obligation or liability is for or based upon personal injury or property damage that resulted from any Person (other than any member of the ComEd Group) taking an action on or after the Closing Date (including any disruption of the soil or groundwater or changes in the use of the Sites or any portion thereof that could enhance the risks of human exposure to Hazardous Substances) that increased the risk that such liability or obligation would arise, unless such action was required by Environmental Laws;

     (e) Obligations and liabilities resulting from or arising out of any arrangement by ComEd for the treatment or disposal of any Hazardous Substance generated by the operation of the Facilities at any Off-Site Disposal Location, to the extent such treatment or disposal occurred prior to the Closing Date; provided that, for any obligation or liability related to an Off-Site Disposal Location that was used by ComEd prior to Closing and by Purchaser on and after the Closing, this Excluded Liability shall include only that portion of any resulting liability that is attributable to ComEd's pre-Closing use of such Off-Site Disposal Location;

     (f) Any fines or penalties imposed by a Governmental Authority to the extent resulting from acts or omissions of ComEd prior to the Closing Date (other than relating to Environmental Liabilities);

     (g) Except as provided in Section 5.7 (Taxes, Prorations and Closing Costs)
                               -----------
and Section 5.13 (Capital Expenditures Prior to Closing), any payment
    ------------
obligations of ComEd for goods delivered or services rendered prior to the Closing Date, including rental payments pursuant to the Assigned Leases;

     (h) Except as provided in Section 5.5 (Employee Benefits Matters), any
                               -----------
obligations and liabilities relating to any Benefit Plan, including any liability (i) under Title IV of ERISA, (ii) relating to a multi-employer plan,
(iii) with respect to the continuation coverage requirements of COBRA, (iv) with respect to any noncompliance with ERISA, the Code or any other applicable laws, or (v) with respect to any suit, proceeding or claim which is brought regarding any Benefit Plan or any fiduciary or former fiduciary of any such Benefit Plan;

     (i) Obligations and liabilities relating to the employment or termination of employment of ComEd employees, including discrimination, wrongful discharge or unfair labor practices by ComEd of any individual, in each case arising or accruing prior to the Closing Date regardless of when asserted;

     (j) Obligations and liabilities, whether known or unknown, resulting from or arising out of any release of Hazardous Substances associated with or migrating from any former manufactured gas plant of ComEd located on property other than Transferred Land; and

          (k) Obligations and liabilities resulting from or arising out of the release of Hazardous Substances at the former Greiss-Pfleger Tannery located on property adjacent to the Waukegan Station Site ("Tannery Site"), including the migration of such Hazardous Substances on or beneath any Transferred Land, except to the extent such obligation or liability results from the action of any Person (other than a member of the ComEd Group) on or after the Closing Date (including any disruption of the soil or groundwater or changes in use of the Waukegan Station Site or any portion thereof that could enhance the risk of human exposure to the Hazardous Substances) that increases the risk that such obligations or liability would arise, unless such action was required by Environmental Laws.



          2.5 Closing. The closing of the sale of the Assets to, and the
              -------
acceptance of the Purchaser's Liabilities by, Purchaser (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 9:00 a.m. local time no later than ten (10) Business Days following the date on which the last of the conditions set forth in Article 7 (Conditions
                                                          ---------
Precedent to Obligations of Purchaser at the Closing) and Article 8 (Conditions
                                                          ---------
Precedent to Obligations of ComEd at the Closing) have been either satisfied or waived by the Party for whose benefit such conditions precedent exist, provided that such date does not occur prior to September 30, 1999, or on such other date and at such other place as the Parties may mutually agree. Each Party will use Commercially Reasonable Efforts to cause the Closing to occur as soon as reasonably possible, but not before September 30, 1999 (unless the Parties otherwise mutually agree). The date of Closing is referred to herein as the "Closing Date" and shall be deemed to be effective for all purposes at 12:01 a.m. on the Closing Date. Purchaser will take physical possession of the Assets at the Closing.

          2.6 Purchase Price. (a) Purchase Price and Payment. The consideration
              --------------      --------------------------
for the purchase of the Assets is the Purchase Price (which shall be paid by Purchaser to ComEd at the Closing in U.S. Dollars by wire transfer of immediately available funds) and the assumption by Purchaser of the Purchaser's Liabilities. ComEd will designate the account or accounts of ComEd to which the Purchase Price will be wire transferred. Notwithstanding the foregoing, any portion of the Purchase Price may, at ComEd's sole election, be separately used to satisfy any lien, charge, exception or encumbrance affecting the Assets, or for such other purpose as ComEd may determine, in which event the amount of the Purchase Price paid to ComEd shall be reduced by any amount so used in the manner determined by ComEd. Any such separate payments designated by ComEd shall, at the election of ComEd, be made either via wire transfer of immediately available funds or by unendorsed certified checks(s) or bank check(s) drawn directly to the order of the requested payee(s) or accounts designated by ComEd.

          (b) Inventor Adjustment. (i) On or promptly following the Closing Date
              -------------------
(unless otherwise agreed to by the parties), ComEd shall cause a physical inventory to be made of the quantities of fuels and Spare Parts located at the Transferred Real Property or at locations off-site to the extent such fuels and Spare Parts have ordinarily been allocated to the operation or maintenance of the generation business at the Transferred Real Property. Purchaser may have its representatives observe the taking of such physical inventory. Purchaser hereby agrees that ComEd and its employees, agents, representatives and contractors shall have the right and license to enter the Facilities after the Closing, from time to time upon reasonable advance notice, for the purpose of conducting such physical inventory and other purposes incidental thereto. The right and license granted by Purchaser to ComEd pursuant to the immediately preceding sentence shall be irrevocable, but shall automatically expire on the Determination Date. Promptly after the Closing Date, and in any event within sixty days thereof, ComEd shall prepare and forward to Purchaser, (1) a valuation of such physical inventory of such fuels located at the Transferred Real Property, together with the natural gas inventory allocated to the Facilities, any coal in transit and the handling expenses associated with the foregoing (collectively, the "Fuels inventory"), using the principles and
                              ---------------
methods set forth in Schedule 2.6(b) (Inventory Valuation Methodologies) and
                     --------------
(2)a valuation of such physical inventory of the Spare Parts located at the Transferred Real Property or at ComEd's central warehouse location to the extent such have ordinarily been allocated to the operation or maintenance of the generation business at the Transferred Real Property, together with any handling expenses associated with the foregoing (the "Other Inventories"), using the
                                             -----------------
principles and methods set forth in Schedule 2.6(b) (Inventory Valuation
                                    ---------------
Methodologies).

          (ii) Purchaser shall have thirty days from its receipt of such valuation to raise in writing by notice to ComEd any objections it has to the inclusion or exclusion of items in or from such valuations or that such valuations were not prepared in accordance with the requirements of this Section. Any objection so raised shall be referred to, and resolved by, representatives of Purchaser and ComEd or, if a Party fails to appoint a representative for such purpose within ten days or such representatives fail to agree on a resolution within ten days after the expiration of the thirty day period referenced in the immediately preceding sentence, an independent accountant selected by the Parties (who shall be provided with the Parties' respective positions and access to relevant records and instructed to issue a decision within thirty days of his or her selection). The resolution by the independent accountant shall be final, conclusive and binding upon the Parties. The fees and expenses of the independent accountant shall be borne one-half by Purchaser and one-half by ComEd.

          (iii) The term "Closing Date Inventory Amount" means (1) if Purchaser
                          -----------------------------
has no objections as aforesaid or fails to object to the valuation in writing to ComEd within the required thirty-day period, the aggregate valuation of the Fuels Inventory and the Other Inventories as determined by ComEd, or (2) if Purchaser objects as and when provided in subparagraph (ii) above, such aggregate valuation as adjusted to reflect the resolution of any such objections as provided in subparagraph (ii) above and the term "Determination Date" means
                                                     ------------------
the date on which such Closing Date Inventory Amount is so determined.

          (iv) In the event that:

          (1) the Closing Date Inventory Amount exceeds Eighty-Three Million Eight Hundred Eighty-Three Thousand One Hundred Thirty-Six Dollars ($83,883,136), then promptly following the Determination Date, Purchaser shall pay to ComEd, by wire transfer of funds to an account designated by ComEd, an amount equal to such excess; or

          (2) the Closing Date Inventory Amount is less than Eighty-Three Million Eight Hundred Eighty-Three Thousand One Hundred Thirty-Six Dollars ($83,883,136), then promptly following the Determination Date, ComEd shall pay to

     Purchaser, by wire transfer of funds to an account designated by Purchaser, an amount equal to such deficiency.


          (c) Allocation of Purchase Price. ComEd and Purchaser shall endeavor
              ----------------------------
to agree upon an allocation of the Purchase Price (including, for purposes of this Section 2.6(c) (Purchase Price--Allocation of Purchase Price), the
     --------------
assumption of the Purchaser's Liabilities) solely among the Assets consistent with the provisions of 1060 of the Code and the regulations thereunder. Any such agreed-upon allocation shall be adjusted after the Closing to the extent necessary to reflect the inventory adjustment contemplated by Section 2.6(b)
                                                              --------------
(Purchase Price--Inventory Adjustment). ComEd and Purchaser each agrees to file Internal Revenue Service Form 8594 and all Tax Returns in accordance with any such agreed-upon allocation, but if no agreement is reached each shall file its separate Form 8594 in accordance with its best judgment. ComEd and Purchaser each agrees to provide the other promptly with any other information required to complete Form 8594. ComEd and Purchaser shall notify each other and provide each other reasonable assistance in the event of an examination audit or other proceeding regarding the allocation agreed to pursuant to this Section 2.6(c)
                                                               --------------
(Purchase Price--Allocation of Purchase Price).


          2.7 Certain Provisions With Respect to Switchyard Property. (a)
              ------------------------------------------------------
Purchaser acknowledges and agrees that ComEd intends to retain all of its right, title and interest in and to the real property portion of the Excluded Assets (the "Switchyard Property"). If and to the extent deemed necessary by ComEd (in its reasonable judgment) prior to Closing (and, to the extent necessary, at and after the Closing), ComEd and, to the extent ComEd requests, Purchaser, will use Commercially Reasonably Efforts to obtain and/or effectuate all federal, state, county and local approvals, including subdivision approvals, required such that the conveyance of the Transferred Real Property and the retention of the Switchyard Property by ComEd results in the creation, as of the Closing (or such later date, as applicable), of legally subdivided parcels which comply with all applicable local, county, state and federal land use, zoning, subdivision, setback and similar Requirements of Law (including the Illinois Plat Act (765 ILCS 205/1, et. seq.)).
            --  ---

     (b) Purchaser and ComEd acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, in the event that the condition set forth in Schedule 8.2 (Required Governmental Approvals) which relates to the
         ------------
acquisition of state, county and local zoning, land use and subdivision approvals with respect to the transfer of the Transferred Real Property and retention of the Switchyard Property is not satisfied prior to Closing, then ComEd shall have the right (in addition to, and not in lieu of, ComEd's other rights under this Agreement with respect to such condition) to possess, use and occupy the Switchyard Property (or any portion thereof) by means (including by lease or easement) other than by retention of ownership of fee title to the Switchyard Property (or any portion thereof) in such a manner as ComEd deems acceptable to satisfy such condition (an "Alterative Structure"); provided, that
                                                                  --------
such Alternative Structure shall not materially adversely affect Purchaser or the economic benefit of the transactions contemplated by this Agreement or the Related Agreements. In the event that ComEd employs an Alternative Structure, then (i) ComEd and Purchaser shall reasonably cooperate in making any amendments required to the Related Agreements necessary to reflect such Alternative Structure, and (ii) ComEd and Purchaser shall execute and deliver such other documents and instruments, and take such other action as may be reasonably required, to effectuate such Alternative Structure. If and when ComEd requests,

Purchaser agrees to execute and deliver such documents and instruments, and take such other action as may be reasonably required, to terminate the Alternative Structure and to cause ComEd to own in fee simple the Switchyard Property, subject only to liens and encumbrances (other than the Related, Agreements) that the Switchyard Property was subject to immediately prior to the Closing, and to cooperate in making any amendments required to the Related Agreements necessary to reflect the termination of the Alternative Structure.

         (c) Purchaser hereby acknowledges and confirms that:

         (i) ComEd may at any time prior to Closing convey all of its right, title and interest in and to a portion of the Transferred Land applicable to the Will County Generating Station (any such portion being referred to herein as the "Land Trust Property") designated on Schedule 2.1(a)
                                                       ---------------
    (Transferred Land) to an Illinois land trust (the "Land Trust") with Chicago Title Insurance Company, as land trustee (in such capacity, the "Land Trustee"), with respect to which Land Trust ComEd shall be the owner of both 100% of the beneficial interest and 100% of the power of direction;

         (ii) ComEd may at any time prior to Closing obtain an easement from the Land Trustee (in the form of the Seller Ingress-Egress & Utility Facilities Agreement attached to Exhibit B or other form reasonably satisfactory to
                          ---------
    Purchaser) for the benefit of the Switchyard Property with respect to a portion of the Land Trust Property for purposes of gaining vehicular and pedestrian ingress and egress on and over such portion of the Land Trust Property;

         (iii) the easement for ingress and egress described in clause (ii) above shall constitute a Permitted Encumbrance under this Agreement; and

         (iv) the transfer of the Land Trust Property to Purchaser at Closing may not be effectuated pursuant to the Grant Deed, but rather may be effectuated (upon and subject to the terms and conditions set forth in this Agreement) either (at ComEd's sole election):

              (A) by transfer of all of the Land Trustee's right, title and interest in and to the Land Trust Property to Purchaser pursuant to the Land Trustee's standard form of trustee's deed, or

              (B) by assignment by ComEd to Purchaser of 100% of the beneficial interest and power of direction in the Land Trust pursuant to the Land Trustee's standard form of assignment of beneficial interest and power of direction in a land trust;

    provided, that, in either case, such transfer shall be subject to terms,
    --------
    provisions, conditions and reservations substantially similar to those set forth in the Grant Deed.

     2.8  ComEd Marks.  The names "Commonwealth Edison Company," "Unicom
          -----------
Corporation," "ComEd" or "Unicom," the names of predecessor entities to ComEd, or related or similar trade names, trademarks, service marks or logos (collectively, the "ComEd Marks") may appear on some of the Assets, including supplies, materials, stationery and similar consumable items located at the Transferred Real Property on the Closing Date. The Parties agree that the ComEd Marks and all rights related thereto are part of the Excluded Assets. Purchaser shall, within a reasonable time after the written request of ComEd, remove the ComEd Marks from any Assets; provided, however, that Purchaser need not remove
                             --------
the ComEd Marks from consumable Assets which will be consumed by Purchaser within 90 days of the Closing Date. Purchaser agrees never to challenge ComEd's ownership of the ComEd Marks or any application for registration thereof or any registration thereof or any rights of ComEd therein. Purchaser will not do any business or offer any goods or services under the ComEd Marks. Purchaser will not send, or cause to be sent, any correspondence or other materials to any Person on any stationery that contains any ComEd Marks or otherwise use the Assets in any manner which would or might confuse any Person into believing that Purchaser has any right, title, interest or license to use the ComEd Marks.

     2.9  Software License.  Purchaser acknowledges and agrees that all computer
          ----------------
software is part of the Excluded Assets. From and after the Closing Date, ComEd hereby grants, without representation, warranty, promise or covenant of any kind or nature, to Purchaser, for consideration in the amount of $1,000 (regardless of the number of workstations), a fully paid-up, royalty-free, non-exclusive, perpetual right and license to use (solely in connection with the operation of the Facilities) the computer software set forth in Schedule 2.9 (Software
                                                   ------------
License) as it exists on the Closing Date (the "ComEd Software"). Purchaser acknowledges and agrees that (a) it has no right under such license to, and agrees that it will not, access ComEd's own computer networks or those of any of ComEd's Affiliates or use any computer software that is designed to be part of a networked computer system providing data processing capabilities or services beyond the Facilities, (b) it will not challenge ComEd's ownership of the ComEd Software or any application for registration thereof or any registration thereof or any rights of ComEd therein, (c) it will not cause or permit reverse compilation or reverse assembly of all or any portion of the ComEd Software and will not modify or enhance the ComEd Software without the prior written consent of ComEd (any of such modifications or enhancements being the sole property of ComEd), (d) Purchaser is not entitled to receive any modifications, enhancements, updates or revisions to the ComEd Software created by or on behalf of ComEd, and (e) the ComEd Software constitutes confidential information and is the valuable, copyrighted and trade secret property of ComEd. Notwithstanding the foregoing, Purchaser and any successor in interest of Purchaser may sell, assign or sublicense the Purchaser's license to use the ComEd Software granted hereby, on the terms of and subject to the license granted hereunder, to any subsequent owner, lessee or operator of the Facilities, for use solely in connection with the operation of the Facilities, provided that (i) such subsequent owner, lessee or operator agrees in writing to be bound by the terms of this Section 2.9 (Software License), (ii) written notice of the identity and
        -----------
address for notices of such subsequent owner, lessee or operator is delivered to ComEd prior to such sale, assignment or sublicense and (iii) Purchaser remains primarily liable and responsible for all of its duties, responsibilities and liabilities set forth in this Section 2.9 (Software License). THE COMED SOFTWARE
                              -----------
IS PROVIDED ON AN "AS IS, WHERE IS" BASIS WITHOUT WARRANTY OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND OF SECTION 3.2 (DISCLAIMERS REGARDING ASSETS), COMED

HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE, AND COMED WILL HAVE NO LIABILITY WITH RESPECT TO ANY INFRINGEMENT, OR CLAIM OF INFRINGEMENT, OF INTELLECTUAL PROPERTY RIGHTS OF ANY PERSON AS A RESULT OF THE LICENSE OR USE OF THE COMED SOFTWARE. COMED FURTHER DISCLAIMS THAT THE OPERATION OF THE SOFTWARE WILL BE ERROR OR BUG-FREE,
OR UNINTERRUPTED.


                                   ARTICLE 3
                                   ---------
              REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF COMED
              ----------------------------------------------------

          Subject to Section 4.6 (Disclosures), ComEd represents, warrants and,
                     -----------
where specified, disclaims to Purchaser as follows, which representations and warranties will survive the Closing until the first anniversary of the Closing Date as provided in Section 6.1 (Survival of the Parties' Representations and
                    -----------
Warranties):


          3.1  Transaction Representations.
               ---------------------------

          (a) Organization and Existence. ComEd is a duly organized and validly
              --------------------------
existing corporation in good standing under the laws of the State of Illinois. ComEd has all requisite corporate power and authority to own and lease its properties and operate its business as it is now being operated.

          (b) Execution, Delivery and Enforceability. ComEd has full corporate
              --------------------------------------
power to enter into, and carry out its obligations under, this Agreement and the Related Agreements to which ComEd is a party. The execution and delivery of this Agreement and the Related Agreements to which ComEd is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action required on the part of ComEd. Assuming Purchaser's due authorization, execution and delivery of this Agreement and the Related Agreements to which Purchaser is a party, and assuming the receipt of all Required Consents, this Agreement constitutes and, upon execution and delivery by ComEd, the Related Agreements will constitute, the valid and legally binding obligations of ComEd, enforceable against ComEd in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles.

          (c) No Violation. Subject to the Parties obtaining or processing (as
              ------------
applicable) the consents, approvals, permits, licenses, filings and notices described in Section 3.1(d) (No Consents) and Schedule 3.1(d) (Consents), except
             --------------                   ---------------
as set forth in Schedule 3.1(c) (Violations), neither the execution and delivery
                ---------------
of this Agreement or any of the Related Agreements to which ComEd is a party, nor compliance with any provision hereof or thereof, nor consummation of the transactions contemplated hereby or thereby will result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, any provision of (i) the Restated Articles of Incorporation or Bylaws of ComEd, each as amended, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (including the Assigned Contracts and the Assigned Leases), instrument, permit, concession, franchise or license applicable to ComEd or any of the Assets or (iii) any Requirements of Laws or any judgment, order or decree applicable to ComEd or the Assets, other than, in the case of clauses (ii) or (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, materially impair the ability of ComEd to perform its obligations hereunder or under the Related Agreements or prevent the consummation by ComEd of any of the transactions contemplated hereby or thereby.


          (d) No Consents. Except as set forth in Schedule 3.1(d) (Consents), no
              -----------                         ---------------
consent or approval of, filing with or notice to any Person is required to be obtained or made by ComEd in connection with ComEd's execution, delivery and performance of this Agreement and the Related Agreements to which ComEd is a party, or the consummation of the transactions contemplated hereby or thereby, except (i) in connection, or in compliance, with the provisions of the HSR Act,
(ii) in connection, or in compliance, with the provisions of the Illinois Public Utilities Act and the Federal Power Act, (iii) such consents, approvals, filings and notices as may be required under any Environmental Laws pertaining to any notification, disclosure or required approval triggered by ComEd's performance of its obligations under this Agreement and the Related Agreements to which ComEd is a party, (iv) such consents, approvals, filings and notices as may be required in connection with the real property matters contemplated by this Agreement, (v) such filings as may be required in connection with the Taxes described in Section 5.7 (Taxes, Prorations and Closing Costs) and (vi) such
             -----------
other consents, approvals, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect or prevent the consummation by ComEd of any of the transactions contemplated under this Agreement or the Related Agreements.

          3.2 Disclaimers Regarding Assets. Except as otherwise expressly
              ----------------------------
provided herein, ComEd expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the Assets or the prospects (financial and otherwise), risks and other incidents of the Assets and ComEd specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to the Assets, or any part thereof, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, or as to compliance with Environmental Laws or requirements thereof, or as to the condition of, or ComEd's rights in, or its title to, the Assets, or any part thereof, or whether ComEd possesses sufficient real property or personal property interests to own or operate the Assets or to convey the Assets. Without limiting the generality of the foregoing, except as otherwise expressly provided herein, ComEd expressly disclaims any representation or warranty of any kind regarding the suitability of the Facilities for operation as power generation facilities and no schedule or exhibit to this Agreement, nor any other material or information provided by or communications made by ComEd (including the Information Memorandum dated October 1998, the Supplement to Information Memorandum dated November 1998, the responses to bidders' questions dated November 13, 1998, and the Request for Proposals dated December 1998), will cause or create any warranty, express or implied, as to the condition, value or quality of the Assets, or otherwise as to any matter or thing.


           3.3 Compliance with Laws. Except as set forth on Schedule 3.3
               --------------------                         ------------
 (Compliance Exceptions), ComEd's current use and operation of the Facilities complies in all material respects with material Requirements of Laws in existence as of the Effective Date and any court orders applicable to ComEd with respect to the Assets. ComEd has no Knowledge of any decommissioning work that is currently required with respect to any of the Assets.

           3.4 Permits, Licenses, Etc. Schedule 2.1(c) (Specific Permits,
               ----------------------- ---------------
 Licenses and Variances) lists all material permits, licenses and variances that directly and specifically relate to the current use and operation of the Facilities by ComEd and have been obtained by ComEd from Governmental Authorities or any third Person. ComEd is in compliance in all material respects with such permits, licenses and variances, and ComEd has no Knowledge of any other material permit, license or variance that must be obtained from Governmental Authorities or any third Person for ComEd's current use and operation of the Assets (in each case under this Section 3.4 (Permits,
                                                  -----------
 Licenses, Etc.) excluding Environmental Permits, which are the subject of

 Section 3.15 (Environmental Matters)).
 ------------

           3.5 Litigation. Except for (i) any matters set forth on Schedule 3.5
               ----------                                          ------------
 (ComEd Litigation) and (ii) actions, investigations and requests for information relating to the consents, approvals, permits, filings and notices described in Section 5.2 (Consents and Approvals), there is no pending or, to
              -----------
 ComEd's Knowledge, threatened action, investigation or request for information by any Governmental Authority or third Person related to the transactions contemplated by this Agreement that would reasonably be expected to result, or has resulted, in (a) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated hereby or thereby, (b) a claim against Purchaser or its Affiliates for damages as a result of ComEd entering into this Agreement or any of the Related Agreements with Purchaser, or the consummation by ComEd of the transactions contemplated hereby or thereby, or (c) a material impairment of ComEd's ability to perform its obligations under this Agreement or any of the Related Agreements. Except as set forth on Schedule 3.5 (ComEd Litigation) and as to any employee-related or
              ------------
 personal injury claims, (i) there is no material pending or, to ComEd's Knowledge, threatened litigation, claim, investigation or proceeding, private or governmental, and (ii) ComEd has not been served with any legal process pertaining to a material claim, that, in the case of clause (i) or (ii), directly and specifically relates to the Assets or ComEd's ownership, management, operation, use or maintenance of the Facilities or the Assigned Leases and Assigned Contracts.

           3.6 Zoning and Condemnation. Except as set forth on Schedule 3.6
               -----------------------                         ------------
 (Notice of Government Action), (i) ComEd has not received any written notice from a Governmental Authority of any pending or threatened proceeding or governmental action, and (ii) ComEd has not been served with any legal process, that, in the case of clause (i) or (ii), seeks to modify the zoning classification of, or to condemn or take by power of eminent domain or to classify as a landmark, all or any part of the Assets, that, if decided adversely to ComEd, would have a Material Adverse Effect.

Notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges and agrees that ComEd has not made any representation, warranty, covenant, certification, promise or agreement of any kind or nature that the Transferred Real Property, the Switchyard Property or any structures, buildings, improvements or fixtures (whether principal or accessory) will, as of the Closing (or at any time before or after the Closing), comply or conform with any local, county, state or federal land use, zoning, subdivision, setback or similar Requirements of Law (including the Illinois Plat Act).

          3.7 Brokers. Except for the Investment Banker, whose fees will be paid
              -------
by ComEd pursuant to Section 5.7(f) (Taxes, Prorations and Closing Costs--
                     --------------
ComEd's Closing Costs), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by ComEd in such a manner as not to give rise to any claim against Purchaser (by reason of ComEd's actions) for a brokerage commission, finder's fee or other like payment to any Person.

          3.8 Contracts. Except as set forth on Schedule 3.8 (Contractual
              ---------                         ------------
Defaults), (a) ComEd has received no written notice from a third Person that it intends to cancel or terminate any Assigned Contract or Assigned Lease or that ComEd is in default in any material respect under any of the material terms, conditions or provisions of any Assigned Contract or Assigned Lease, (b) to ComEd's Knowledge, the other party to any Assigned Contract or Assigned Lease is not in default under any of the material terms, conditions or provisions of such Assigned Contract or Assigned Lease and (c) each Assigned Contract and each Assigned Lease constitutes a valid and binding obligation of ComEd and, to ComEd's Knowledge, the other parties thereto and is in full force and effect. To ComEd's Knowledge, ComEd has fulfilled and performed in all material respects its obligations under each of the Assigned Contracts and Assigned Leases.

          3.9 Assets Used in the Operation of the Facilities. The assets being
              ----------------------------------------------
conveyed pursuant to Section 2.1 (Transfer of Assets) and the assets described
                     -----------
in clauses (a) through (d) of Section 2.2 (Excluded Assets) constitute all of
                              -----------
the material assets and properties (excluding cash) currently used by ComEd for the operation of the Facilities.

          3.10 Casualty; Operations. (a) Except as set forth in Schedule 3.10(a)
               --------------------                             ----------------
(Casualty Losses), since January 1, 1999, there has been no Casualty which has had or would reasonably be expected to have a Material Adverse Effect.


          (b) Except as set forth in Schedule 3.10(b) (Operations Outside of the
                                     ----------------
Ordinary Course), since January 1, 1999 through the Effective Date, ComEd has operated the Facilities in the ordinary course and in conformity with past practice.

          3.11 Taxes. Except as set forth in Schedule 3.11 (Taxes), (i) ComEd
               -----                         -------------
has, in respect of the Assets, filed all material Tax Returns which are required to be filed and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate in all material respects and disclose all material Taxes required to be paid in respect of the Assets; (iii) there is no action, suit, investigation, audit, claim or assessment pending or, to ComEd's Knowledge, threatened with respect to Taxes relating to the Assets and, to ComEd's Knowledge, no basis exists therefor; (iv) ComEd has received no written notice of any special assessment, adopted or proposed, with respect to the Assets;

(v) ComEd has not waived or been requested to waive any statute of limitations in respect of Taxes associated with the Assets; and (vi) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code. There are no liens with respect to Taxes (other than liens for current Taxes not yet due and payable) upon the Assets.


          3.12 Public Utility Holding Company Act. ComEd is a "holding company"
               ----------------------------------
within the meaning of the Public Utility Holding Company Act of 1935, but ComEd is exempt from the provisions of that Act, except Section 9(a)(2) thereof, by
                                                  ---------------
virtue of an order issued by the Securities and Exchange Commission on June 30, 1948. Such exemption is in full force and effect and, to ComEd's Knowledge, there are no existing or proposed proceedings contemplating the revocation or modification of such exemption.

          3.13 ERISA: Benefit Plans. (a) Other than transition plans established
               --------------------
by ComEd in connection with ComEd's sale of the Assets, whether as provided in the February 26, 1999 Memorandum of Understanding between ComEd and Local 15 of the IBEW or otherwise, Schedule 3.13(a) (Benefit Plans) lists all deferred
                       ----------------
compensation, profit-sharing, welfare, retirement and pension plans, and all material bonus and other employee benefit or fringe benefit plans maintained or with respect to which contributions are made by ComEd in respect of current or former nonsupervisory employees employed at the Facilities (collectively, "Benefit Plans"). Accurate and complete copies of all such Benefit Plans and any related summary plan descriptions, trust agreements and annual reports on Form 5500 have been made available to Purchaser.

          (b) ComEd and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding requirements of section 302 of ERISA, and section 412 of the Code, with respect to each Benefit Plan which is an "employee pension benefit plan" as defined in section 3(2) of ERISA and which is subject to section 302 of ERISA or section 412 of the Code. Each Benefit Plan is, and has been administered, in compliance in all material respects with its terms, the presently applicable provisions of ERISA and the Code, and the regulations thereunder. Except for premiums due in the ordinary course, which have been timely paid, neither ComEd nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA. There has not been a "reportable event" (as defined in section 4043 of ERISA) with respect to any Benefit Plan (other than a reportable event with respect to which the notice requirement has been waived by the PBGC). No person has engaged in any non-exempt prohibited transaction within the meaning of section 4975 of the Code or section 406 of ERISA that would subject ComEd to a material liability. The Internal Revenue Service has issued a current letter for each Benefit Plan which is intended to be qualified under section 401(a) of the Code determining that such plan is so qualified and, to ComEd's Knowledge, nothing has occurred since the date of such letter that would adversely affect such determination.

          (c) Neither ComEd nor any ERISA Affiliate is required (or has, within the preceding six years, been required) to contribute to a "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) ComEd has operated each Benefit Plan that is a "group health plan" as defined in section 607(1) of ERISA in material compliance with the notice and continuation requirements of section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, Part 6 of Subtitle B of Title 1 of ERISA and the respective regulations thereunder.

          (e) Neither ComEd nor any ERISA Affiliate has taken or failed to take any action with respect to any "plan" (within the meaning of section 3(3) of ERISA) which has resulted or would reasonably be expected to result in the imposition of any lien on the assets of the Facilities.

          (f) There are no pending or, to ComEd's Knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits, audits, investigations or arbitrations which have been asserted or instituted against the Benefits Plans, any fiduciaries with respect to their duties to the Benefit Plans or the assets of any of the respective trusts which would reasonably be expected to result in any material liability.

          3.14 Title to Tangible Personal Property. Except for the Mortgage and
               -----------------------------------
as set forth on Schedule 3.14 (Tangible Personal Property Encumbrances), ComEd
                -------------
has good and marketable title (free and clear of any monetary liens or encumbrances) to the tangible personal property constituting part of the Assets located at the Transferred Real Property purported to be owned by it and has full right to sell, convey, transfer and assign such tangible personal property to Purchaser.

          3.15 Environmental Matters. Except as disclosed in Schedule 3.15
               ---------------------                         -------------
(Environmental Matters):

          (a) ComEd holds, and is in substantial compliance with, all material permits, licenses and governmental authorizations ("Environmental Permits") required for ComEd to own, use and operate the Facilities under applicable Environmental Laws, which Environmental Permits are listed in Schedule
                                                                   --------
     2.1(c) (Specific Permits, Licenses and Variances), and ComEd is otherwise
     -------
     in compliance with applicable Environmental Laws with respect to the ownership, use and operation of the Facilities, except for such failures to hold or comply with required Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, which would not, individually or in the aggregate, have a Material Adverse Effect;

         (b) Since January 1, 1996, ComEd has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law with respect to Environmental Conditions on any of the Facilities, except where any resulting liability would not, individually or in the aggregate, have a Material Adverse Effect;

         (c) Since January 1, 1996, ComEd has not received any notice of violation of any applicable Environmental Law, has not entered into or agreed to any consent decree or order, and is not subject to any outstanding judgment, decree or judicial order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law with respect to the

     Facilities where its obligations have not been fully and finally resolved, and is not a party to any such administrative or judicial proceedings, except for any such consent decree or order, judgment, decree, judicial order or administrative or judicial proceeding that would not, individually or in the aggregate, have a Material Adverse Effect.


          The representations and warranties made in this Section 3.15
                                                          ------------
(Environmental Matters) are ComEd's exclusive representations and warranties relating to Environmental Conditions, Environmental Laws, Environmental Permits or any other environmental matter; and no representation or warranty as to such Environmental Conditions, Environmental Laws, Environmental Permits or other matters is intended, or shall be implied, from any of the other provisions of this Agreement.

          3.16 Data Room. To ComEd's Knowledge, the copies of the Assigned
               ---------
Leases, Assigned Contracts and the items listed in Schedule 2.1(c) (Specific
                                                   ---------------
Permits, Licenses and Variances) which are in the Data Room are true, correct and complete in all material respects.

          3.17 Labor Matters. ComEd has made available to Purchaser a true and
               -------------
correct copy of the Collective Bargaining Agreement. There are no strikes or work stoppages pending or, to ComEd's Knowledge, threatened against ComEd which relate to the Facilities, and there have been no such strikes or work stoppages during the past five years. Except for the Collective Bargaining Agreement, the agreements specifically referred to therein and as set forth in Schedule 3.17
                                                                -------------
(Labor Matters), ComEd is not a party to any collective bargaining or other union agreement covering ComEd's employees at the Facilities. Except as set forth on Schedule 3.17 (Labor Matters), there is no unfair labor practice,
         -------------
charge or complaint pending that relates to the Facilities. ComEd has not received notice of any pending representation petition with the National Labor Relations Board regarding ComEd employees.

          3.18 Financial Statements. ComEd has delivered to Purchaser true and
               --------------------
complete copies of its Audited Financial Statements together with the related Accountant's Report. Except as may otherwise be indicated in the Accountant's Report, the Audited Financial Statements have been prepared in conformity with generally accepted accounting principles, consistently applied, and present fairly with respect to ComEd the financial position and results of ComEd's operations and its cash flows at the dates and for the periods stated.

          3.19 No Other Representations. Except for the representations and
               ------------------------
warranties contained in this Article 3 (Representations, Warranties and
                             ---------
Disclaimers of ComEd), ComEd makes no representation or warranty, express or implied, written or oral, with respect to the matters contemplated in this Agreement.

                                   ARTICLE 4
                                   ---------
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER
            -------------------------------------------------------

          Purchaser represents and warrants to ComEd as follows, which representations and warranties will survive the Closing until the first anniversary of the Closing Date as provided in Section 6.1 (Survival of the
                                               -----------
Parties' Representations and Warranties):


          4.1 Transaction Representations.
              ---------------------------

          (a) Organization and Existence. Purchaser is a duly organized and
              --------------------------
validly existing corporation in good standing under the laws of the State of California. Prior to Closing, Purchaser will be qualified to do business in the State of Illinois.

          (b) Execution, Delivery and Enforceability. Purchaser has full
              --------------------------------------
corporate power and authority to execute and deliver, and consummate the transactions under, this Agreement and the Related Agreements to which Purchaser is a party. The execution and delivery of this Agreement and the Related Agreements to which Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action required on the part of Purchaser. Assuming ComEd's due authorization, execution and delivery of this Agreement and the Related Agreements to which ComEd is a party, and assuming the receipt of all Required Consents, this Agreement constitutes, and upon execution and delivery by Purchaser, the Related Agreements will constitute, the valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles.


          (c) No Violation. Subject to the Parties satisfying their respective
              ------------
obligations to obtain or process (as applicable) the consents, approvals, permits, licenses, filings and notices described in Section 5.2 (Consents and
                                                    -----------
Approvals), neither the execution and delivery of this Agreement or any of the Related Agreements to which Purchaser is a party, nor compliance with any provision hereof or thereof, nor consummation of the transactions contemplated hereby or thereby will result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser under, any provision of (i) the organizational documents of Purchaser, each as amended to date, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit concession, franchise or license applicable to Purchaser or (iii) any Requirements of Laws or any judgment, order or decree applicable to Purchaser or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on Purchaser, materially impair the ability of Purchaser to perform its obligations hereunder or under the Related Agreements or prevent the consummation by Purchaser of any of the transactions contemplated hereby or thereby.

          (d) No Consents. Except as set forth in Schedule 4.1(d) (Purchaser
              -----------                         ---------------
Consents), no consent or approval of, filing with or notice to any Person is required to be obtained or made by Purchaser in connection with Purchaser's execution, delivery and performance of this Agreement and the Related Agreements to which Purchaser is a party, or the consummation of the transactions contemplated hereby or thereby, except for (i) in connection, or in compliance, with the provisions of the HSR Act, (ii) in connection, or in compliance, with the provisions of the Illinois Public Utilities Act and the Federal Power Act,
(iii) such consents, approvals, filings and notices as may be required under any Environmental Laws pertaining to any notification, disclosure or required approval triggered by Purchaser's performance of its obligations under this Agreement and the Related Agreements to which Purchaser is a party, (iv) such consents, approvals, filings and notices as may be required in connection with the real property matters contemplated by this Agreement, (v) such filings as may be required in connection with the Taxes described in Section 5.7 (Taxes,
                                                          -----------
Prorations and Closing Costs) and (vi) such other consents, approvals, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, materially impair Purchaser's ability to perform its obligations under this Agreement or prevent the consummation by Purchaser of any of the transactions contemplated under this Agreement or the Related Agreements.

          4.2 Litigation. Except for (i) any matters set forth on Schedule 4.2
              ----------                                          ------------
(Purchaser Litigation) and (ii) actions, investigations and requests for information relating to the consents, approvals, permits and notices described in Section 5.2 (Consents and Approvals), there is no pending or, to Purchaser's
   -----------
Knowledge, threatened action, investigation or request for information by any Governmental Authority or third Person related to the transactions contemplated by this Agreement that would reasonably be expected to result, or has resulted, in (a) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Related Agreements, or the consummation by Purchaser of the transactions contemplated hereby or thereby,
(b) a claim for damages against ComEd or any of its Affiliates as a result of Purchaser entering into this Agreement or any of the Related Agreements, or the consummation by Purchaser of the transactions contemplated hereby or thereby, or
(c) a material impairment of Purchaser's ability to perform its obligations under this Agreement or any of the Related Agreements. Except as set forth on
Schedule 4.2 (Purchaser Litigation), there is no material pending or, to
------------
Purchaser's Knowledge, threatened litigation, claim, investigation or proceeding, private or governmental, that directly and specifically relates to Purchaser's contemplated ownership, management, operation, use or maintenance of the Facilities.

          4.3 Brokers. Except for any advisors to Purchaser, whose fees will be
              -------
paid by Purchaser pursuant to Section 5.7(e) (Taxes, Prorations and Closing
                              --------------
Costs--Purchaser's Closing Costs), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by Purchaser in such a manner as not to give rise to any claim against ComEd (by reason of Purchaser's actions) for a brokerage commission, finder's fee or other like payment to any Person.

          4.4 Financial Statements. Purchaser has delivered to ComEd true and
              --------------------
complete copies of its Audited Financial Statements together with the related Accountant's Report, and Purchaser's quarterly financial statements for each of the fiscal quarters ended after the date of its most recent Audited Financial Statements. Except as may otherwise be indicated in the Accountant's

Report, the Audited Financial Statements have been prepared in conformity with generally accepted accounting principles, consistently applied, and present fairly with respect to Purchaser the financial position and results of Purchaser's operations and its cash flows at the dates and for the periods stated; and since the end of the period covered by the Audited Financial Statements, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of Purchaser and its subsidiaries, taken as a whole.


          4.5 Financial Ability. Purchaser has the financial ability to
              -----------------
consummate the transactions contemplated by this Agreement to be performed by Purchaser and has furnished ComEd with evidence thereof.

          4.6 Disclosures. Purchaser understands and agrees that (a) the
              -----------
materials, documents and reports in the Data Room qualify and limit the representations and warranties set forth in Article 3 (Representations,
                                            ---------
Warranties and Disclaimers of ComEd) (other than Section 3.16 (Data Room)) and
                                                 ------------
(b) except as expressly set forth in this Agreement, ComEd shall have no liability, obligation or responsibility in connection with, or arising out of, any matters disclosed in, or ascertainable from, the materials, documents and reports included in the Data Room. Purchaser also acknowledges that any written disclosures made by ComEd prior to the Closing shall constitute notice to Purchaser of the matter disclosed, and ComEd shall have no liability to Purchaser on account of the matter disclosed if Purchaser thereafter consummates the transaction contemplated hereby; provided, however, that this sentence shall not limit the provisions of Article 7 (Conditions Precedent to Obligations of
                            ---------
Purchaser at Closing).

          4.7 Public Utility Holding Company Act. Purchaser is not a "holding
              ----------------------------------
company" within the meaning of the Public Utility Holding Company Act of 1935. Purchaser's ultimate parent company is a "holding company" within the meaning of that Act, but is exempt pursuant to Section 3(a)(1) thereof.

          4.8 "AS IS" SALE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN,
               -----------
PURCHASER UNDERSTANDS AND AGREES THAT THE ASSETS ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE, AND THAT PURCHASER IS RELYING SOLELY ON ITS OWN EXAMINATION OF THE ASSETS.


                                   ARTICLE 5
                                   ---------
                              CERTAIN AGREEMENTS
                              ------------------

          5.1 Due Diligence Inspections and Reviews. Purchaser acknowledges and
              -------------------------------------
agrees that it has, prior to its execution of this Agreement, fully completed and approved the results of all of its due diligence inspections and reviews of the Assets. Purchaser will bear all of its own costs, expenses and charges incurred in connection with its due diligence inspections and reviews.

          5.2 Consents and Approvals.
              ----------------------

          (a) ComEd Responsibility. ComEd will use Commercially Reasonable
              --------------------
Efforts to obtain the Illinois Authority, any approval required to be obtained by it from FERC under applicable law and any other authorization, consent, license, permit and approval that ComEd deems necessary or appropriate for its use and operation of the Excluded Assets after the Closing.

          (b) Purchaser Responsibility. (i) Except as set forth in Section
              ------------------------                             -------
5.2(a) (Consents and Approvals--ComEd Responsibility) and except to the extent
------
set forth in Section 2.7 (Certain Provisions With Respect to Switchyard
             -----------
Property), Purchaser will use Commercially Reasonable Efforts to obtain all authorizations, consents, licenses, permits, notices and approvals of Governmental Authorities required by applicable law or required by the terms of the applicable authorization, consent, license, permit or approval of or agreement with such Governmental Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, including the specific consents to the assignment or transfer from ComEd to Purchaser of (or, as applicable, the reissuance of) the permits, licenses, approvals, exceptions, exemptions and allowances, including applications for any of the foregoing, listed in Schedule 2.1(c) (Specific Permits, Licenses and
                            ---------------
Variances); provided that Purchaser shall not have any obligation to offer or pay any consideration (other than filing fees and related costs payable to Government Authorities) in order to obtain any such authorizations, consents, licenses, permits, notices or approvals.

          (ii) In connection with obtaining any Required Consents from third Persons, Purchaser will use Commercially Reasonable Efforts to obtain a release of ComEd from any and all liabilities and obligations arising from the use or ownership of the Assets being assigned or transferred arising after the Closing Date; provided that Purchaser shall not have any obligation to offer or pay any consideration (other than filing fees payable to Government Authorities) in order to obtain any such release. Purchaser will not reject any transfer (or, as applicable, reissuance) of any permit, license or approval held by ComEd with respect to the Facilities with terms and conditions substantially similar to those in effect on the Effective Date. After the Closing, Purchaser will notify promptly all relevant Governmental Authorities and all third Persons of the change in ownership of the Assets resulting from the transactions contemplated herein, to the extent required by applicable law or the specific underlying agreements.

          (c) Joint Responsibility. Each of ComEd and Purchaser will use
              --------------------
Commercially Reasonable Efforts to obtain all consents from third Persons listed in Schedule 3.1(d) (Consents), including all consents to the assignment from
   ---------------
ComEd to Purchaser of ComEd's rights and obligations under the Assigned Leases and Assigned Contracts required by the terms of the Assigned Leases and Assigned Contracts (including those specified on Schedule 3.1(d) (Consents)); provided
                                        ---------------
that neither Party shall have any obligation to offer or pay any consideration in order to obtain any such consents. In the event consents are not received from the parties to any of the Assigned Contracts which are referenced in the form of Agency Agreement which is attached hereto as Exhibit K, the Parties
                                                     ---------
agree to enter into the Agency Agreement in such form (the "Agency Agreement") at Closing.

          (d) Antitrust Law Compliance. As promptly as practicable after the
              ------------------------
date hereof, Purchaser and Unicom Corporation shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Purchaser warrants with respect to itself, and ComEd warrants with respect to Unicom Corporation, that all such filings by or on behalf of it will be, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of Purchaser and ComEd agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations. If any Governmental Authority having jurisdiction under the HSR Act requires the filing of any additional information with respect to the transactions contemplated hereunder, each Party will provide such information in a prompt and diligent manner. Purchaser will pay all filing fees under the HSR Act, but each Party will bear its own costs of the preparation of any filing.


          (e) Cooperation. Each Party will assist the other Party's efforts to
              -----------
obtain the consents, authorizations, approvals, permits and licenses required pursuant to this Section 5.2 (Consents and Approvals) and will cooperate with
                 -----------
the other Party in executing such applications and other documents as are reasonably required. Each of ComEd and Purchaser will use Commercially Reasonable Efforts to avoid an action or proceeding by any Governmental Authority (including those in connection with the HSR Act) and to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed. Each Party will bear its own costs for these applications and proceedings, except as otherwise provided in Section 5.7 (Taxes, Prorations and Closing Costs.)
                      -----------

          (f) No Transfer if Consent or Approval Not Obtained. Notwithstanding
              -----------------------------------------------
anything in this Agreement to the contrary, this Agreement shall not constitute an agreement by ComEd to assign or transfer any Asset or any claim, right or benefit arising under or resulting from such Asset if an assignment or transfer or an attempt to make such an assignment or transfer of such Asset would, in ComEd's reasonable judgment, constitute a breach thereof or a violation of any law, decree, order or regulation of any Governmental Authority. Nothing contained in this Section 5.2(f) (Consents and Approvals--No Transfer if Consent
                  ---------------
or Approval Not Obtained) shall limit or modify the Parties' respective obligations under the other provisions of this Section 5.2 (Consents and
                                               -----------
Approvals) or the rights of the respective Parties under Section 7.3(b)
                                                         --------------
(Purchaser's Receipt of Approvals of Governmental Authorities Other Approvals) and 8.3 (ComEd's Receipt of Approvals). Notwithstanding the foregoing, ComEd and Purchaser shall cooperate, to the maximum extent permitted by law and the Asset (but excluding any obligation of ComEd or Purchaser to offer or pay any consideration therefor), with each other in any legal and reasonable arrangement (including the Agency Agreement) designed to provide any claim, right or benefit arising under or resulting from the Assets to Purchaser and to relieve ComEd from any obligation, liability or burden associated therewith.

          5.3 Confidentiality. All information obtained by Purchaser from ComEd
              ---------------
(or its officers, employees, counsels, representatives or agents) shall be kept confidential in accordance with the terms of the Confidentiality Agreement until the Closing, at which time the Confidentiality Agreement shall terminate. Without limiting the foregoing, each Party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other Party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the Effective Date) or which are referred to herein as "confidential information." Such documents, materials and information shall not be communicated to any third Person (other than each Party's counsel, accountants, financial advisors or lenders, which in each case shall agree to be bound by the confidentiality obligations set forth herein, and other than any other third Person which reasonably requires such information in order to facilitate the consummation of the transactions contemplated hereby, provided that prior to any disclosure, the disclosing Party shall seek to obtain a customary confidentiality agreement from any such other third Person (excluding any rating agency or Governmental Authority). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Assets; provided, however,
                                                            --------  -------
that after the Closing, purchaser may use or disclose any confidential information included in the Assets. The obligation of each Party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such Party from a source other than the other Party or its agents, (ii) is or becomes available to the public other than as a result of disclosure by such Party or its agents, (iii) is required to be disclosed under applicable law or judicial process or by a regulatory body, but, in each case, only to the extent it must be disclosed, or
(iv) such Party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.


          5.4 Labor Matters.
              -------------

          (a) Purchaser will, at the Closing Date and in accordance with the requirements of applicable federal labor laws, recognize Local 15 of the IBEW as the exclusive representative of those employees accepting continued employment by Purchaser at the Facilities who are represented by the IBEW for the purpose of collective bargaining. Purchaser will assume the Collective Bargaining Agreement that is in effect on the Closing Date.

          (b) Purchaser will hire a sufficient number of non-supervisory employees to operate and maintain the Assets by initially making offers of employment to ComEd's non-supervisory workforce in the fossil division at no less than the wage rates and substantially equivalent fringe benefits and terms and conditions of employment that are in effect at the Closing Date, and Purchaser agrees that said wage rates and substantially equivalent fringe benefits and terms and conditions of employment shall continue for at least 30 months from the Closing Date (unless the covered employees or their representative agree to different terms and conditions of employment with the Purchaser within such 30-month period). Purchaser shall use Commercially Reasonable Efforts to make such offers not less than sixty (60) days prior to the Closing Date, and each offer of employment pursuant to this Section 5.4(b)
                                                                --------------
(Labor Matters) will be acceptable by the offeree for a period of thirty (30) days, irrespective of the Closing Date.

          (c) Purchaser agrees to consult with ComEd regarding a transition plan for the workforce at the Facilities and agrees that it will not solicit or make offers of employment to any ComEd employee (supervisory or non-supervisory) without the prior written approval of ComEd, which approval shall not be unreasonably withheld; provided, however, that ComEd may (in its sole
                       --------  -------
discretion) withhold such approval in order to structure the solicitation and hiring process in a manner that does not interfere unreasonably with the operation of the Facilities.

          (d) Purchaser shall notify ComEd in writing of the names of those ComEd employees who (i) received offers of employment, (ii) accepted such offers and (iii) rejected such offers, in each case no later than thirty (30) days prior to the Closing Date.

          (e) ComEd shall be responsible for the severance pay, if any, to be paid to ComEd employees who are not offered employment with Purchaser. Purchaser shall be responsible for the severance pay, if any, to be paid to any ComEd employees who are employed by Purchaser or its Affiliates and thereafter terminated by Purchaser or its Affiliates on or after the Closing Date. In addition, Purchaser shall be responsible for reimbursing ComEd for any severance pay that is paid by ComEd to any ComEd employee who accepts an offer of employment by and becomes an employee of Purchaser or any of its Affiliates on, or within one hundred eighty (180) days after, the Closing Date; provided, however, that Purchaser shall not be required to reimburse ComEd under this
Section 5.4(e) for any amounts related to severance pay in excess of 30% of the
--------------
total severance payments made by ComEd to its employees as a result of the sale of the Assets. Purchaser acknowledges that it has not informed ComEd of any planned or contemplated decisions or actions by Purchaser that would require the service of notice under the WARN Act. Purchaser agrees that it shall not take any action which causes the notice provisions of the WARN Act to be applicable to the transactions contemplated by this Agreement.

          (f) For purposes of this Section 5.4 (Labor Matters), a ComEd employee
                                   -----------
includes any employee who is actually working and any employee who would be working but is absent from employment due to illness, injury, military service, family-medical leave, short-term disability, workers' compensation leave and any other approved leave of absence of twelve months or less.

          (g) Purchaser shall recognize length of service with ComEd for purposes of determining matters pertaining to the timing and eligibility for vacation days under the Collective Bargaining Agreement for those employees who accept offers of employment with Purchaser or its Affiliates on or after the Closing Date.

          5.5 Employee Benefits Matters.
              -------------------------

          (a) ComEd Transferred Employees. As of the Closing Date, Purchaser
              ---------------------------
will continue to employ those employees accepting continued employment pursuant to the offers made by Purchaser in accordance with Section 5.4(b) (Labor
                                                   --------------
Matters) ("Transferred Non-Supervisory Employees") at the compensation levels and with fringe benefits and terms and conditions of employment required by
Section 5.4(a) and Section 5.4(b) (Labor Matters). In addition, Purchaser will
--------------     --------------
credit each Transferred Non-Supervisory Employee with all service recognized by ComEd under the applicable Benefit Plan for purposes of determining eligibility for and vesting of benefits provided by Purchaser. Purchaser shall be responsible for (i) all liabilities, obligations and commitments relating to all wages, salaries, bonuses and other forms of compensation (including vacation pay) and related expenses incurred or accrued on or after the Closing Date with respect to Transferred Non-Supervisory Employees and other ComEd employees hired by Purchaser on the Closing Date (such employees and the Transferred Non-Supervisory Employees being referred to herein collectively as the "Transferred Employees") and (ii) all employee benefits accrued after the Closing Date under any and all plans, programs or arrangements maintained or contributed to by Purchaser for the benefit of Transferred Employees.


          (b) Employee Benefit Plans.
              ----------------------

          (i) At least fifteen days prior to the Closing Date, ComEd shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their pension benefits under the Commonwealth Edison Company Service Annuity System (the "ComEd Pension Plan") as of the earlier of the Closing Date and the Transferred Employee's termination date.

         (ii) As soon as practicable after the Closing Date, there shall be a transfer from the Commonwealth Edison Employee Savings and Investment Plan (the "ComEd ESIP") to a replacement plan maintained or established by Purchaser (the "Purchaser's 401(k) Plan") of (i) the obligation for benefit payments to Transferred Employees under the ComEd ESIP and (ii) an amount of assets, in cash or kind, as agreed to by ComEd and Purchaser, and participant loan promissory notes, equal to the aggregate account balances of the Transferred Employees under the ComEd ESIP, determined as of a valuation date agreed to by ComEd and Purchaser. Purchaser's 401(k) Plan shall, both at the time of its adoption and when the transfers described herein are made, (i) be tax-qualified under Section 401(a) of the Code, (ii) preserve all optional forms of benefits and other rights within the scope of
    Section 411(d)(6) of the Code as provided in applicable regulations thereunder and (iii) meet all the requirements of Section 401(k) of the Code with respect to amounts being transferred hereunder which originally were contributed pursuant to a qualified cash or deferred arrangement under
    Section 401(k) of the Code. Notwithstanding anything contained herein, no transfer of assets from the ComEd ESIP shall occur until Purchaser delivers to ComEd a copy of a favorable determination letter issued by the Internal Revenue Service with respect to Purchaser's 401(k) Plan or a letter from counsel to Purchaser, satisfactory to ComEd, that Purchaser's 401(k) Plan and related trust satisfies all of the qualification requirements of Sections 401(a) and 501(a) of the Code and Purchaser will timely request a favorable determination letter from the IRS and make any and all amendments as may be required by the IRS to receive such determination letter.

         (iii) Purchaser shall cause Purchaser's medical, dental and other health plans to (A) waive for Transferred Employees any waiting period and any restrictions and limitations for pre-existing conditions and (B) take into account expenses incurred by Transferred Employees under ComEd's medical, dental and vision and hearing care plans during the plan year in which the Closing Date occurs, for purposes of determining for Transferred Employees deductibles and out-of-pocket limits under Purchaser's medical, dental and other health plans for the remainder of the plan year under such plans of Purchaser.

          (iv) On the Closing Date, ComEd shall cause the credits and debits of the accounts of the Transferred Employees as of the close of business on the day immediately preceding the Closing Date under the Commonwealth Edison Company Key Choices Program ("Key Choices Program"), the Commonwealth Edison Benefit Contributions Options (the "Options Program") and the Commonwealth Edison Child Care Flexible Spending Account (the "Child Care Plan") to be segregated into identical separate plans ("Section 125 Plans") to be maintained and continued by Purchaser. Transferred Employees shall cease participation in the Key Choices Program, the Options Program and the Child Care Plan as of the Closing Date. The Section 125 Plans to be maintained by Purchaser shall give full effect to, and continue in effect, salary reduction elections made under the Key Choices Program, the Options Program and the Child Care Program.

          (v) Prior to the Closing Date, ComEd and Purchaser shall provide each other with IRS determination letters relating to the tax-qualified status of their respective qualified plans and their related trusts. In the absence of such determination letters, Purchaser or ComEd (as the case may be) shall, within the applicable remedial amendment period, apply for a favorable determination letter regarding the plan's qualification and take all actions necessary to obtain such letter.

          (vi) Except as specifically set forth in clauses (ii) and (iv) of this
     Section 5.5 (Employee Benefits Matters), no assets or liabilities of ComEd
     -----------
     with respect to any Benefit Plan and no assets of any Benefit Plan or related trust maintained by ComEd shall be transferred or assigned to Purchaser.

          5.6 Cooperation. Upon reasonable advance written notice by Purchaser
              -----------
to ComEd, (i) ComEd shall afford Purchaser and its representatives access during normal business hours to the Assets and books and records of ComEd related specifically thereto and (ii) ComEd shall reasonably cooperate with Purchaser regarding the transition of ownership and operation of the Assets to Purchaser, including access to facilitate Purchaser's integration of accounting, insurance and management information systems at the Facilities and other operations with Purchaser's programs and systems. In addition, Purchaser shall be entitled to conduct a reasonable inspection of the Assets, the Excluded Assets and the Switchyard Property as close to the Closing as practicable in order to verify the accuracy of the Schedules relating thereto. After the Closing, each Party will, upon the reasonable request of the other Party, execute and deliver any further instruments or documents, including instruments granting ComEd rights of ingress and egress to the Excluded Assets on terms and conditions reasonably satisfactory to the Parties, and take such further actions using Commercially Reasonable Efforts as may reasonably be required to fulfill and implement the terms of this Agreement and the Related Agreements or realize the benefits intended to be afforded hereby.

If any Excluded Assets are inadvertently delivered to Purchaser, Purchaser will promptly return the same to ComEd to the extent Purchaser obtains Knowledge of the existence of such Excluded Assets


         5.7 Taxes, Prorations and Closing Costs.
             -----------------------------------

         (a) Taxes.
             -----

         (i) Purchaser shall pay all Taxes, including sales, use, transfer and documentary transfer Taxes, arising in connection with the sale and transfer of the Assets (other than all local, county and state real estate transfer taxes); provided, however, that ComEd shall bear the sole
                      --------  -------
     responsibility for ComEd's income Taxes and all local, county and state real estate transfer taxes arising in connection with the sale and transfer of the Assets. State and local real and personal property (if any) Taxes relating to the Assets for the tax year which includes the Closing Date shall be prorated between Purchaser and ComEd on the following basis: ComEd shall be responsible for all such Taxes for the period up to the Closing Date; and Purchaser shall be responsible for all such Taxes for the period on and after the Closing Date. With respect to any Taxes applicable to the Assets not described in the preceding two sentences, ComEd shall be liable for and shall pay all such Taxes (whether assessed or unassessed) attributable to taxable years or periods (or portions thereof) ending on or prior to the Closing Date and Purchaser shall be liable for and shall pay all such Taxes (whether assessed or unassessed) attributable to taxable years or periods (or portions thereof) beginning after the Closing Date. All Taxes assessed on a periodic basis (such as property taxes) shall be prorated on the assumption that an equal amount of Taxes applies to each day of the applicable period, regardless of how any installment payments are billed or made. Any other Taxes attributable to taxable years or periods beginning before and ending after the Closing Date shall be allocated on a "closing of the books" basis as two partial periods, one ending at the Closing Date and the other beginning immediately after the Closing Date. In the event that the amount of any real estate or personal property (if any) Taxes affecting the Assets and allocable to the tax year within which the Closing Date occurs is not known or ascertainable as of the Closing Date, then ComEd and Purchaser shall, at Closing, prorate the amount of such Taxes on the basis of the last ascertainable tax bill or bills, and shall reprorate such Taxes upon the terms, provisions and conditions set forth in the Tax Reproration Agreements, which, for each Site, shall be in the form of Exhibit H (the "Reproration Agreement"). For
                                   ---------
     purposes of prorating real estate Taxes which are payable under any real property Tax bill (a "Divisible Tax Bill") which affects both the Transferred Real Property and other real property owned by ComEd (including the Switchyard Property), (A) the amount of property Taxes set forth in each Divisible Tax Bill shall be separated into a land component and an improvements component based on the applicable tax assessor's records, and
     (B) the following amount of each Divisible Tax Bill shall be allocated to the Transferred Real Property and prorated as provided above: (x) the entire amount of the improvements component for such Divisible Tax Bill, plus (y) an amount equal to (1) the land component for such Divisible Tax
     ----
     Bill, multiplied by (2) a quotient, the denominator
           -------------
of which shall be the total acreage of the tax parcel which is the subject of such Divisible Tax Bill and the numerator of which shall be the acreage of the portion of the Transferred Real Property which comprises part of the tax parcel which is the subject of such Divisible Tax Bill. For purposes of this Agreement, references to Taxes "for" a period or which are "allocable" to a period shall mean the Taxes which accrue during the applicable period, and not necessarily the Taxes which are due and payable within such period.

     (ii) Notwithstanding anything to the contrary contained herein. ComEd and Purchaser acknowledge and agree that each intends that any credit, reduction or abatement of real and/or personal property Taxes (or, if applicable, any other Taxes) applicable to the Assets and allocable to the period (or portion thereof) prior to the Closing Date (a "ComEd Reduction") shall run to the benefit and/or (as applicable) be the property of ComEd. Without limiting the generality of the foregoing, ComEd and Purchaser acknowledge and agree that any credit, reduction or abatement of the real and/or personal property Taxes applicable to the Assets and allocable to the period (or portion thereof) prior to the Closing Date which result from or arise out of either (or both) (i) any overcharging or overassessment of real and/or personal property Taxes applicable to the Assets and the Excluded Assets by the municipalit(ies), count(ies) and state in which the Assets and the Excluded Assets are located with respect to any period (or portion thereof) prior to the Closing Date and/or (ii) any challenge or contest of the amount of real and/or personal property Taxes applicable to the Assets and the Excluded Assets undertaken by or on behalf of ComEd with respect to any period (or portion thereof) prior to the Closing Date, shall constitute "ComEd Reductions." In the event that any ComEd Reduction takes the form of a sum which is paid to Purchaser, then Purchaser shall, no later than thirty (30) days after its receipt of such amount, pay the same to ComEd. In the event that any ComEd Reduction takes the form of a reduction, abatement or credit against one or more installments of real or personal property Taxes applicable to the Sites and levied after the date hereof, then Purchaser shall, no later than thirty (30) days after its receipt of notice of the amount of such credit, abatement or reduction, pay the amount of such credit, abatement or reduction to ComEd, notwithstanding the fact that any one or more of the installments of Taxes against which such abatement, credit or reduction is to be applied may not be due or payable within said thirty (30) day period. Purchaser hereby assigns, conveys, transfers and sets over all of its right, title and interest in and to any ComEd Reduction to ComEd, and agrees to execute any and all documents reasonably necessary to effectuate such assignment, conveyance and transfer (including financing statements) and to notify third parties (including Governmental Authorities) thereof. All credits, reductions or abatements of real and personal property Taxes applicable to the Assets and allocable to the period (or portion thereof) after the Closing Date shall be the property of Purchaser.

     (iii) Purchaser and ComEd agree to reasonably cooperate in effectuating the division of the real estate tax parcels affecting the Transferred Real Property and the Switchyard Property, such that no portion of any real estate tax parcels affecting the Switchyard Property affect the Transferred Real Property (and vice versa), and Purchaser acknowledges and agrees that ComEd shall have the right (but not the obligation) to take any and all actions, execute and deliver all documents, instruments and agreements, and make any and all necessary contacts, negotiations and discussions with Governmental Authorities as ComEd shall deem necessary or desirable, to effectuate such division. The Parties acknowledge that their respective post-Closing rights and responsibilities with respect to the division of the real estate tax parcels affecting the Transferred Real Property and the Switchyard Property are set forth in the Reproration Agreement.

     (iv) After the Closing Date, Purchaser shall notify ComEd in writing, within thirty (30) days after its receipt of any correspondence, notice or other communication from a taxing authority or any representative thereof, of any pending or threatened tax audit, or any pending or threatened judicial or administrative proceeding that involves Taxes relating to the Assets allocable to the period (or any portion thereof) ending on or prior to the Closing Date, and furnish ComEd with copies of all correspondence received from any taxing authority in connection with any audit or information request with respect to any such Taxes. After the Closing Date, ComEd shall notify Purchaser in writing, within thirty (30) days after its receipt of any correspondence, notice or other communication from a taxing authority or any representative thereof, of any pending or threatened Tax audit, or any pending or threatened judicial or administrative proceeding that involves Taxes relating to the Assets allocable to periods (or any portion thereof) beginning after the Closing Date (or portion thereof), and furnish Purchaser with copies of all correspondence received from any taxing authority in connection with any audit or information request with respect to any such Taxes.

     (v) Notwithstanding any provision of this Agreement to the contrary, with respect to any claim for refund, audit, examination, notice of deficiency or assessment or any judicial or administrative proceeding that involves Taxes relating to the Assets (collectively, "Tax Claim"), each Party shall reasonably cooperate with the other Party in prosecuting and/or contesting any Tax Claim, including making available original books, records, documents and information for inspection, copying and, if necessary, introduction as evidence at any such Tax Claim contest or proceeding and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder with respect to such Tax Claim or to testify at proceedings relating to such Tax Claim. ComEd shall control (and be responsible for the costs of) all proceedings taken in connection with any Tax Claim that pertains entirely to any period ending on or prior to the Closing Date or pertains to the period in which the Closing occurs if the primary portion of such period (based on actual days during such period) is prior to the Closing Date. Purchaser shall control (and be responsible for the costs of) all proceedings taken in connection with any Tax Claim that pertains entirely to any period beginning after the Closing Date or pertains to the period in which the Closing occurs if the primary portion of such period (based on actual days during such period) is after the Closing

     Date; provide that, to the extent that any action with respect to any such
           -------
     Tax Claim is required to be taken prior to the Closing in order to preserve such Tax Claim. ComEd shall have the right to take such action. Purchaser has no right to settle or otherwise compromise any Tax Claim that pertains entirely to any period ending on or prior to the Closing Date or pertains to the period in which the Closing occurs if the primary portion of such period (based on actual days during such period) is prior to the Closing Date; and, except as provided above, ComEd has no right to settle or otherwise compromise any Tax Claim that pertains to the period in which the Closing occurs if the primary portion of such period (based on actual days during such period) is after the Closing Date.

          (b) Income and Expenses. Except as set forth in this Section 5.7
              -------------------                              -----------
(Taxes, Prorations and Closing Costs), all items of income and expense related to the Assets, including rents and other charges under the Assigned Leases and Assigned Contracts, in each case, for the period prior to the Closing Date will be for the account of ComEd and all items of income and expense, including rents and other charges under the Assigned Leases and Assigned Contracts, for the period on and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. If either Party actually receives any rents or other charges under the Assigned Leases and Assigned Contracts that are, in whole or in part, designated as payments for the period credited to the other Party under this Section 5.7(b) (Taxes, Prorations and
                                       --------------
Closing Costs--Income and Expenses), the recipient will, within a reasonable period of time, remit such amounts to the other Party.

          (c) Proration Method. For purposes of calculating prorations,
              ----------------
Purchaser will be deemed to own the Assets, and, therefore, entitled to the income therefrom and responsible for the expenses thereof, as of 11:59 p.m. local time on the day prior to Closing. All prorations will be made on the basis of the actual number of days of the month that will have elapsed as of the Closing Date and based upon a 365 or 366 day year (as applicable). The amount of the prorations will be subject to adjustment in cash after the Closing, as and when complete and accurate information becomes available, and the Parties agree to cooperate and use their good faith efforts to make such adjustments.

          (d) Governmental Fees. Any fees imposed by any Governmental Authority
              -----------------
related to or arising from operations of the Assets (including fees relating to air emissions pursuant to any permit to operate) will be prorated between Purchaser and ComEd on the following basis: ComEd is responsible for the portion of such fees relating to the period up to the Closing Date; and Purchaser is responsible for the portion of such fees relating to the period on and after the Closing Date. All fees will be prorated on the assumption that an equal amount of fees applies to each day of the year, regardless of how or when any installment payments are billed or made. Notwithstanding the foregoing, Purchaser will bear all fees that arise out of a change in ownership of the Assets, including the transfer of the governmental permits, licenses and approvals described in Schedule 2.1(c) (Specific Permits, Licenses and
                       ---------------
Variances), and all fees and expenses (including expenses related to or arising from the preparation of a renewal application, such as environmental consultants' fees) associated with a renewal of a license or permit where the expiration date occurs after the Closing.

          (e) Purchaser's Closing Costs. In addition to (and not in lieu of)
              -------------------------
each of the other costs and expenses for which Purchaser is responsible under this Agreement (including elsewhere in this Section 5.7 (Taxes, Prorations and
                                            -----------
Closing Costs)), Purchaser will pay: (i) all costs of (1) any changes, alterations, updates and/or modifications to the Surveys or Preliminary, Title Reports, (2) the Purchaser Title Policies and any other title policies and all coverages and endorsements thereto that Purchaser elects to obtain pursuant to
Section 7.6 (Purchaser Title  Policy) (but not including costs and expenses
-----------
necessary to clear ComEd's title of matters other than the Permitted Encumbrances), (3) all filing fees required under the HSR Act, (4) Purchaser's due diligence inspections and reviews, and (5) obtaining the Required Consents (other than the approvals described in Section 5.2(a) (Consents and Approvals--
                                       --------------
ComEd Responsibility) and the costs and expenses incurred by ComEd in assisting Purchaser in obtaining such consents); (ii) all fees of any Person, other than the Investment Banker, that is entitled to a brokerage commission, finder's fee or other like payment by reason of Purchaser's actions; (iii) document recordation costs (excluding releases, satisfactions and similar documents necessary to clear ComEd's title of matters other than the Permitted Encumbrances); and (iv) all fees and expenses of Purchaser's counsel.

          (f) ComEd's Closing Costs. In addition to (and not in lieu of) each of
              ---------------------
the other costs and expenses for which ComEd is responsible under this Agreement (including elsewhere in this Section 5.7 (Taxes, Proration and Closing Costs),
                             -----------
ComEd will pay: (i) all fees payable to the Investment Banker in connection with this transaction or any other Person that is entitled to a brokerage commission, finder's fee or other like payment by reason of ComEd's actions, (ii) all costs of obtaining the approvals described in Section 5.2(a) (ComEd Responsibility)
                                        --------------
and all costs incurred by ComEd in assisting Purchaser in obtaining the Required Consents, (iii) all costs of the Preliminary Title Reports and Surveys (but not any costs of any changes, alterations, updates or modifications to either), and
(iv) all fees and expenses of ComEd's counsel.

          5.8 1997 Act.  From and after the Effective Date, Purchaser covenants
              --------
and agrees that neither it nor any of its Affiliates will initiate any proceeding, or take any other action that may reasonably be expected to lead to a proceeding, to contest or challenge the provisions of section 16-128(c) of the 1997 Act.

          5.9 Environmental Matters.
              ---------------------

          (a) Purchaser's Responsibilities.
              ----------------------------

          (i) Purchaser's Acknowledgment. Purchaser acknowledges that (A)
              --------------------------
       Environmental Conditions or other Environmental Liabilities exist or may exist with respect to the Sites or in connection with the Assets, (B) Purchaser has received ComEd's environmental reports and has had the opportunity to perform such other due diligence and investigations as it deems reasonable and necessary, (C) the economic and legal consequences of Environmental Liabilities associated with the Assets and the Sites, including Environmental Conditions, have been the subject of negotiation between the parties, and the Purchase Price reflects any actual or potential environmental impairment whether known or unknown, fixed or contingent, and (D) except as set forth in Section 3.15 (Environmental
                                                  ------------
       Matters), ComEd has not
made any representation or warranty, whether express or implied, with respect to any environmental, health or safety matter, including natural resources, related in any way to the Sites, the Assets or to this Agreement or its subject matter. Purchaser acknowledges and agrees that the representations and warranties contained in Section 3.15 (Environmental Matters) shall expire with, and be
             ------------
terminated and extinguished by, the consummation of the sale of the Assets pursuant to this Agreement, and ComEd shall have no liability whatsoever with respect to such representations and warranties before or after the Closing Date.


     (ii) Existing Environmental Liabilities. From and after the Closing Date,
          ----------------------------------
Purchaser shall assume all responsibility and liability for, and ComEd shall have no responsibility or liability for, any matter within the scope of Section
                                                                        -------
2.3(a) (Purchaser's Liabilities--Environmental Liabilities).
------

     (iii) Cooperation, Access and Use of Property for Remediation. So long as
           -------------------------------------------------------
ComEd is in substantial compliance with its obligations under Section 5.9(b)
                                                              --------------
(Environmental Matters-ComEd's Responsibilities), Purchaser agrees to: (A) cooperate with ComEd's Remediation of any Transmission Environmental Condition or the Tannery Site, (B) give ComEd and its agents and contractors reasonable access to the Facilities, as necessary, to conduct or investigate the need for such Remediation, (C) use Commercially Reasonable Efforts to obtain access to leased or other offsite property for ComEd if necessary for the implementation of such Remediation work, and (D) support ComEd in its negotiations with any Governmental Authority with respect to such Remediation to the extent consistent with Environmental Laws and the protection of human health.

     (b) ComEd's Responsibilities.
         ------------------------

     (i) Remediation. Subject to the terms and conditions described in this
         -----------
Section 5.9 (Environmental Matters), ComEd agrees: (A) to undertake any
-----------
Remediation relating to any Transmission Environmental Condition that is, and to the extent, required by any Governmental Authority with jurisdiction over the Transmission Excluded Assets or any portion thereof under Environmental Laws in a written order, notice or directive that identifies the Transmission Environmental Condition with respect to the Transmission Excluded Assets or any portion thereof for which Remediation is required, and (B) to make Commercially Reasonable Efforts to proceed with such Remediation in a reasonably diligent manner and in conformance with instructions and requirements of such Governmental Authority.

     (ii) Exclusive Right to Negotiate. ComEd reserves the exclusive right to
          ----------------------------
negotiate and enter into agreements with any Person regarding the nature, technical remediation approach, scope, cleanup objectives or any other aspect of any Remediation undertaken by ComEd pursuant to clause (b) (i) above. Purchaser may retain technical consultants, at Purchaser's sole cost and expense, to advise Purchaser on such Remediation.

          (iii) NOx Allowances. Prior to the Closing Date, ComEd agrees to
                --------------
     negotiate in good faith with the Illinois Environmental Protection Agency ("IEPA") and the United States Environmental Protection Agency ("EPA") (if applicable) with respect to maximizing the number of NOx trading allowances that will be allocated to the ComEd coal-fired generating stations. Purchaser shall be permitted to participate with ComEd in any further negotiations, including (A) attending any further meetings with the IEPA and/or the EPA regarding the allocation of Nox trading allowances; (B) being provided with copies of all further correspondence from and to the IEPA and/or the EPA relating to the allocation of NOx trading allowances, and (C) being provided with a reasonable and fair opportunity to comment on ComEd's further submissions to the IEPA and/or the EPA regarding NOx trading allowances. Nothing herein shall limit Purchaser's right to independently discuss any proposed NOx trading allowance allocation directly with the IEPA or the EPA.

          5.10 No Recourse. To the extent the transfer, conveyance, assignment
               -----------
and delivery of Assets to Purchaser as provided in this Agreement is accomplished by deeds, assignments, sublicenses, subleases, subcontracts or other instruments of transfer and conveyance, whether executed at the Closing or thereafter, these instruments are made without representation or warranty by, or recourse against, ComEd, except as expressly provided in this Agreement or any deed, assignment or other instrument of transfer and conveyance.

          5.11 Advice of Changes. Prior to the Closing, each Party will advise
               -----------------
the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains Knowledge and which, if existing or occurring at the Effective Date, would have been required to be set forth in any of the Schedules.

          5.12 Maintenance of Assets Pending Closing. From the Effective Date
               -------------------------------------
through the Closing, except as expressly contemplated by this Agreement or to the extent Purchaser otherwise consents in writing, which consent will not be unreasonably withheld, delayed or conditioned, ComEd will not:

         (a) Capital Expenditures. Except as allowed pursuant to Section 5.13
             --------------------                                ------------
    (Capital Expenditures Prior to Closing), make any Capital Expenditure with respect to the Facilities or enter into any contract or commitment therefor;

         (b) Transfers. Sell, lease (as lessor), transfer or otherwise dispose
             ---------
     of any of the Assets, other than Assets used, consumed or replaced in the ordinary course of business and the sale of materials and supplies in the ordinary course of business.

         (c) Modification, Amendment and Termination. Modify, amend or
             ---------------------------------------
     voluntarily terminate, or fail to use Commercially Reasonable Efforts (excluding any obligation to offer or pay any consideration therefor) to prevent any other party from voluntarily terminating, any of the Assigned Leases or Assigned Contracts or any of the permits, licenses or approvals listed on Schedule 2.1(c), (Specific Permits, Licenses and Variances),
               ---------------
     other than (i) in the ordinary course of business and provided such change does not cause any of the Assigned Leases or Assigned Contracts, permits, licenses or approvals to have materially more onerous terms or conditions to Purchaser, (ii) in connection with an amendment of the Collective Bargaining Agreement that is otherwise prohibited by this subsection (c), provided that ComEd reimburses Purchaser for any amendments to the Collective Bargaining Agreement related to a material net increase in hourly wage rates and benefits provided to fossil division bargaining unit employees who are hired by Purchaser in an amount equal to the present value of such net increase, as of the Closing Date, over the 30-month period following the Closing Date, using a discount rate of 10%, (iii) as may be required in connection with transferring ComEd's rights or obligations thereunder to Purchaser in connection with the transactions contemplated by this Agreement or with ComEd and Purchaser obtaining the Required Consents or (iv) as may be required by a Governmental Authority.


          (d) Operation and Maintenance. Operate or maintain the Facilities in a
              -------------------------
     manner inconsistent with Prudent Utility Practices.

          (e) Additional Title Encumbrances and Title Imperfections. Grant or
              -----------------------------------------------------
     create any lien, easement, encumbrance or title imperfection on any of the Assets, other than (i) in the ordinary course of business to the extent consistent with Prudent Utility Practices, (ii) those liens, easements, encumbrances or title imperfections that, if in existence prior to the Effective Date, would have been Permitted Encumbrances, (iii) the lien of the Mortgage or (iv) as may be required in connection with transferring ComEd's rights or obligations with respect to the Assets to Purchaser in connection with the transactions contemplated by this Agreement or with Purchaser obtaining the Required Consents.

          5.13 Capital Expenditures Prior to Closing. Notwithstanding anything
               -------------------------------------
to the contrary contained herein, ComEd may (without Purchaser's consent) make (and undertake any work contemplated by): (i) Capital Expenditures described on
Schedule 5.13 (Pre-Approved Capital Expenditures) (collectively, the "Pre-
-------------
Approved Capital Expenditures"), (ii) Necessary Capital Expenditures, (iii) Approved Capital Expenditures and (iv) Pre-Closing Remediation Expenditures. Purchaser will at Closing pay to ComEd the amount expended by ComEd on account of all Pre-Approved Capital Expenditures, Necessary Capital Expenditures, Approved Capital Expenditures and Pre-Closing Remediation Expenditures made or completed by the Closing, and Purchaser will assume responsibility for and release ComEd from liability for all such expenditures.

          5.14 Post Closing - Information and Records
               --------------------------------------

          (a) Information and Administrative Support. Each Party agrees that,
              --------------------------------------
from and after the Closing Date, it will, promptly following the written request of the other Party, provide such information (other than privileged and/or attorney work product documents or information) and administrative support as will be reasonably requested by the other Party to enable the requesting Party to comply with its obligations to Governmental Authorities or its obligations with respect to the issuance of Forms W-2, 1099 and other tax reports, reports and notices relating to pension, profit sharing, health and other plans, income tax returns, preparation of financial statements and completion of the requesting Party's audit for the two fiscal years ending December 31 following the Closing Date, and other similar matters.


          (b) Books and Records.
              -----------------

          (i) For a period of seven (7) years after the Closing (or, if requested in writing by ComEd within seven (7) years after the Closing, until the closing of the applicable statute of limitations of ComEd's federal income tax returns for all periods prior to and including the Closing, if later), Purchaser will not dispose of any books, records, documents or information relating to any of the Assets without first giving notice to ComEd thereof and permitting ComEd to retain or copy such books and records as it may select (other than privileged and/or attorney work product documents and information). During such period, Purchaser will permit ComEd to examine and make copies, at ComEd's expense, of such books, records, documents and information for any reasonable purpose, including any litigation pending on the Effective Date, or commenced thereafter, by or against ComEd, or the preparation of income or other tax returns. ComEd will provide reasonable notice to Purchaser of its need to access such books, records, documents or other information, and such books, records, documents or other information shall be deemed to constitute confidential information.

          (ii) If privileged and/or attorney work product documents or information, including communications between ComEd and its counsel, are disclosed to Purchaser in the books, records, documents or other information located at the Sites, or if any other document or information constituting Excluded Assets remains on the Sites after the Closing, Purchaser agrees that (1) such disclosure is inadvertent, (2) such disclosure will not constitute a waiver, in whole or in part, of any privilege or work product, (3) such information will constitute confidential information, and (4) it will promptly return to ComEd all copies of such information in the possession of Purchaser to the extent Purchaser obtains actual knowledge of the existence of such information.

          (iii) Nothing contained in this Section 5.14(b) (Post Closing-
                                          ---------------
     Information and Records-Books and Records) shall require Purchaser to provide to ComEd any books and records and other information relating to the Assets prepared by Purchaser, either before or after the Closing, except upon a valid order of a court of law or Governmental Authority having jurisdiction over Purchaser in the context of a proceeding before such body.

          (c) Employees. Each Party will make available to the other Party on a
              ---------
reasonable basis and as requested from time to time by the other Party after Closing, those employees of such Party with knowledge of or relevant to the matters described in this Section 5.14 (Post Closing-Information and Records)
                          ------------
for the purpose of consultation, investigation and/or testimony in connection therewith by any Person (other than such other Party).

          5.15 Liability Only Pursuant to Closing Certificate. Notwithstanding
               ----------------------------------------------
anything to the contrary contained in this Agreement, if the Closing occurs, ComEd shall have no liability under Section 5.11 (Advice of Changes) or Section
                                    ------------                        -------
5.12 (Maintenance of Assets Pending Closing) other than pursuant to the
----
certificate delivered by ComEd pursuant to Section 7.1 (Compliance With
                                           -----------
Provisions) as to which a Notice of Claim is received by ComEd prior to the first anniversary of the Closing Date.


          5.16 Casualty Loss.
               -------------

          (a) Casualty Estimate. If, at any time after the Effective Date and
              -----------------
prior to Closing, any Facility suffers a total or partial Casualty ("Event of Loss"), ComEd will promptly inform Purchaser of the Event of Loss. As soon as practicable following any Casualty, ComEd will provide to Purchaser a detailed written estimate from an independent third party appraiser mutually acceptable to ComEd and Purchaser ("Casualty Estimate") setting forth the estimated amount required to repair or replace the damaged Asset and the estimated time period for completion of such repair or replacement.

          (b) ComEd's Election. Concurrently with the delivery of a Casualty
              ----------------
Estimate indicating that an Event of Loss has occurred, ComEd will notify Purchaser whether it elects (i) to repair or replace the damaged Asset or (ii) to accept a reduction in the Purchase Price by an amount equal to the Casualty Estimate (less any Casualty Betterments), in which case ComEd will have no obligation to repair the damaged Asset as a result of such Event of Loss. If ComEd elects to repair or replace the damaged Asset, ComEd shall promptly commence and diligently proceed to complete the repair or replacement of the damaged Asset in a good and workmanlike manner at ComEd's sole cost, provided
                                                                     --------
that Purchaser shall reimburse ComEd for the full cost of any Casualty Betterments. The damaged Asset shall be restored in a manner consistent with the condition of the Asset immediately prior to the occurrence of the Event of Loss, except for any Casualty Betterments.

          (c) Closing Matters. Notwithstanding anything contained herein to the
              ---------------
contrary, in the event that one or more generating units being sold to Purchaser pursuant to this Agreement suffers an Event of Loss (each such unit being referred to herein as an "Affected Unit") prior to Closing such that such Affected Unit(s) cannot, or the parties agree that such Affected Unit(s) will not, satisfy the requirements of Section 7.9 (Facility Performance) at a time
                                 -----------
when all other conditions to the respective obligations of the Parties to consummate the transaction contemplated under this Agreement have been or are reasonably expected to be met, the Parties shall discuss mechanisms by which the transactions may be completed with or without the Affected Unit(s). In the event that the Parties reach agreement with respect to such mechanism so that the Closing proceeds with or without the Affected Unit(s), it is understood that the requirements of the related Power Purchase Agreement(s) may need to be adjusted in a mutually satisfactory manner to reflect the expected period of repair or replacement of the Affected Unit(s). In the event that the Closing proceeds without the Affected Unit(s), it is understood that, in addition to the foregoing, the Parties may need to make amendments to various other Related Agreements in order to reflect the retention by ComEd of the Affected Unit(s) and related assets, may need to make changes to reflect a partial transfer of assets and liabilities in connection with such a Closing, and may need to make provision for the eventual transfer of the Affected Unit(s) and related assets and liabilities from ComEd to Purchaser.

          5.17 Crawford Dredge Material. Notwithstanding the foregoing or
               ------------------------
anything to the contrary contained in this Agreement, ComEd and Purchaser agree that ComEd shall have the right (but not the obligation), prior to Closing, to:
(a) construct a bermed area (which bermed area may consist of approximately 2 acres) at an unimproved location at the Transferred Real Property at the Crawford Station Site designated by ComEd, (b) dredge the intake and discharge channel which serves the Crawford Station Site, (c) store any and all dredge spoils, sludge, dredge materials and other by-products of such dredging (collectively, "Crawford Dredge Material") at the bermed area described above until such time as such Crawford Dredge Material is sufficiently dry, as determined by ComEd, and (d) amend any existing (or apply for and obtain any new) permits, licenses, consents and/or approvals which ComEd determines are necessary and/or appropriate to conduct the activities described above. ComEd and Purchaser further acknowledge and agree that, on the Closing Date, all of such Crawford Dredge Material may not yet be sufficiently dry, and that, in such event, Purchaser shall assume any and all post-Closing obligations to complete dewatering and off-site disposal of such material, together with any related liabilities.

          5.18 Electric Junction Access. With respect to the Electric Junction
               ------------------------
Site, prior to Closing, ComEd shall be obligated to take one (at ComEd's sole election), but not more than one, of the following actions:

         (i) Obtain the consent of the DuPage County Highway Authority (or other appropriate entity) as required to give effect to the Purchaser Ingress-Egress Right of Way in the form of Exhibit B-13 hereto (including the
                                        ------------
     "Option (i) Provisions" thereof, as defined in the Notes to said Ingress-Egress Right of Way) and an access endorsement issued by the Title Company in favor of Purchaser with respect to the rights of ingress and egress described therein. In the event that ComEd exercises its rights set forth in this Subparagraph (i), then ComEd and Purchaser shall, at the Closing, execute, deliver and record the Purchaser Ingress-Egress Right of Way (and such Purchaser Ingress-Egress Right of Way shall contain the Option (i) Provisions);

         (ii) Construct (at ComEd's cost and expense) an access drive providing an alternative means of ingress and egress to and from the peaking units located on the Transferred Real Property and Eola Road. In the event that ComEd elects to construct such alternative means of access, ComEd shall have the right to construct such alternative access drive as follows:

              (a) ComEd may locate the driveway over (x) such portions of the Transferred Real Property as ComEd determines are feasible for such construction (in which event Purchaser and ComEd shall not execute, deliver or record the Purchaser Ingress-Egress Right of Way), and/or
         (y) ComEd's adjacent property (in which event Purchaser and ComEd shall execute, deliver and record the Purchaser Ingress-Egress Right of Way (but such Purchaser Ingress-Egress Right of Way shall not contain the Option (i) Provisions);

                (b) ComEd may utilize the existing curb cut on Eola Road or obtain approval for a new curb cut; and

               (c) ComEd may utilize such materials and design as ComEd deems appropriate (which design and materials may involve construction of a paved or unpaved (gravel) drive).
     or


          (iii) Provide such other assurances and/or documentation as Purchaser shall find reasonably acceptable (which may include affirmative title insurance coverage issued by the Title Company in favor of the Purchaser) conferring upon Purchaser the right to gain access to the peakers at the Transferred Real Property from Eola Road. In the event that ComEd exercises its rights under this Subparagraph (iii), then Purchaser and ComEd shall execute, deliver and record the Purchaser Ingress-Egress Right of Way, with such modifications as are reasonably acceptable to the parties, and as are warranted by the facts and circumstances.

          Purchaser agrees that it shall execute and deliver such documents and take such actions as may be reasonably requested by ComEd in order to effectuate the intention of the terms of this Section 5.18.
                                   ------------

          5.19 Illinois Responsible Property Transfer Act. ComEd and Purchaser
               ------------------------------------------
acknowledge that: (a) they are fully aware of the purpose and intent of the Illinois Responsible Property Transfer Act (765 ILCS 90/1 et seq.) (the "Act")
                                                          -- ---
and the disclosure document called for by the Act; (b) they knowingly and voluntarily waive the requirement that the disclosure document be delivered at least 30 days before the transfer and agree that the disclosure document may be delivered at Closing; and (c) Purchaser further waives any and all rights it may have under the Act and agrees that the rights and remedies pursuant to this Agreement shall be the sole rights and remedies available to it relating to environmental matters or the presence of any Environmental Condition on the Transferred Real Property.


                                  ARTICLE 6
                                  ---------
                                INDEMNIFICATION
                                ---------------


          6.1 Survival of the Parties' Representations and Warranties. The
              -------------------------------------------------------
representations and warranties of the Parties contained in this Agreement or any breach of the certificate delivered by a Party pursuant to Section 7.1
                                                           -----------
(Compliance With Provisions) or Section 8.1 (Compliance With Provisions) will
                                -----------
survive the Closing until the first anniversary of the Closing Date, at which time these representations and warranties and any liability under such certificates will terminate. Any Purchaser Claim or ComEd Claim with respect to the foregoing must be made by written notice writing to the other Party prior to the first anniversary of the Closing Date. Notwithstanding anything contained in this Agreement to the contrary, the representation and warranties contained in
Section 3.15 (Environmental Matters) shall expire with, and be terminated
------------
 and extinguished by, the consummation of the sale of the Assets pursuant to this Agreement, and ComEd shall have no liability whatsoever with respect to such representations and warranties before or after the Closing Date, including pursuant to the certificate delivered by ComEd pursuant to Section 7.1.
                                                            -----------
 (Compliance With Provisions).


           6.2 Indemnification by ComEd.
               ------------------------

           (a) Purchaser Claims. ComEd will indemnify and hold harmless
               ----------------
 Purchaser and its Affiliates, and each of their officers, directors, employees, partners, attorneys, agents and successors and assigns (collectively, the "Purchaser Group"), from and against all damages, claims, losses, fines, penalties, liabilities and expenses, including reasonable legal, accounting and other expenses, which arise out of or relate to the following (collectively, "Purchaser Claims"):

          (1) any breach by ComEd of any of its covenants in this Agreement or any failure of ComEd to perform any of its obligations in this Agreement;

          (2) any breach of any warranty or the inaccuracy of any representation of ComEd contained in this Agreement (excluding Section 3.15 (Environmental
                                                     ------------
     Matters)) or any breach of the certificate delivered by ComEd pursuant to

     Section 7.1 (Compliance With Provisions) as to which a Notice of Claim is
     -----------
     received by ComEd prior to the first anniversary of the Closing Date; and

          (3) any Excluded Liabilities;

provided, however, that ComEd shall be required to indemnify and hold harmless under clause (2) of this Section 6.2(a) (Indemnification by ComEd--Purchaser
                         --------------
Claims) with respect to Purchaser Claims incurred by the Purchaser Group only to the extent that the aggregate amount of such Purchaser Claims exceeds Twenty Million Dollars ($20,000,000) (but only in the amount of such excess); and provided further, that the aggregate liability of ComEd under clause (2) of this
Section 6.2(a) (Indemnification by ComEd--Purchaser Claims) shall not exceed
--------------
twenty percent (20%) of the Purchase Price. For purposes of computing the amount of any indemnification payment under this Section 6.2 (Indemnification by
                                          -----------
ComEd), any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.

          (b) ComEd Limitations. The Purchaser Group will not in any event be
              -----------------
entitled to any punitive, incidental, indirect, special or consequential damages resulting from or arising out of any Purchaser Claims, including damages for lost revenues, income, profits or tax benefits, diminution in value of the Sites or any portion thereof or any other damage or loss resulting from any disruption to or loss of operation of the Assets.

          6.3 Indemnification by Purchaser.
              ----------------------------

          (a) ComEd Claims. Purchaser will indemnify and hold harmless ComEd and
              ------------
its Affiliates, and each of their officers, directors, employees, partners, attorneys, agents and successors and assigns (collectively, the "ComEd Group"), from and against all damages, claims, losses, fines, penalties, liabilities and expenses, including reasonable legal, accounting and other expenses, which arise out of or relate to the following (collectively, "ComEd Claims"):


          (1) any breach by Purchaser of any of its covenants in this Agreement or any failure of Purchaser to perform any of its obligations under this Agreement,

          (2) any breach of any warranty or the inaccuracy of any representation of Purchaser contained in this Agreement or any breach of the certificate delivered by Purchaser pursuant to Section 8.1 (Compliance With Provisions)
                                        -----------
     as to which a Notice of Claim is received by Purchaser prior to the first anniversary of the Closing Date;

          (3) any Third Party Claims against any member of the ComEd Group (other than the Third Party Claims described in subsections (4) and (6) below) for personal injury or property loss or damages resulting from or arising out of the ownership or operation of the Assets from and after the Closing, but only to the extent the alleged personal injury or property damage occurred on or after the Closing Date;

          (4) any Third Party Claims against any member of the ComEd Group resulting from or arising out of any Environmental Liability within the scope of Section 2.3(a) (Purchaser's Liabilities--Environmental
              --------------
     Liabilities) or otherwise assumed by Purchaser pursuant to this Agreement;

          (5) Purchaser's Liabilities; or

          (6) any personal injury or property damage resulting from or arising out of Purchaser's due diligence inspections and reviews or the presence of Purchaser or any member of the Purchaser Group at or on any of the Sites prior to Closing;


provided, however, that Purchaser shall be required to indemnify and hold harmless under clause (2) of this Section 6.3(a) (Indemnification by ComEd--
                                  --------------
Purchaser Claims) with respect to ComEd Claims incurred by the ComEd Group only to the extent that the aggregate amount of such ComEd Claims exceeds Twenty Million Dollars ($20,000,000) (but only in the amount of such excess). For purposes of computing the amount of any indemnification payment under this
Section 6.3 (Indemnification by Purchaser), any such indemnification payment
-----------
shall be treated as an adjustment to the Purchase Price for all Tax purposes.

          (b) Purchaser Limitations. Except as provided in the Power Purchase
              ---------------------
Agreements, the ComEd Group will not in any event be entitled to any punitive, incidental, indirect, special or consequential damages resulting from or arising out of any ComEd Claim, including damages for lost revenues, income, profits or tax benefits, diminution in the value of the Sites or any portion thereof or any other damage or loss resulting from any disruption to or loss of operation of the Assets.

          (c) Purchaser's Release of ComEd. Purchaser, for itself and on behalf
              ----------------------------
of the Purchaser Group, does hereby release, hold harmless and forever discharge each member of the ComEd Group from any and all claims, demands, liabilities (including fines and civil penalties) or causes of action at law or in equity (including any actions arising under Environmental Laws), destruction, loss or damage of any kind or character, whether known or unknown, hidden or concealed, to the person or property of any member of the Purchaser Group resulting from or arising out of (i) the condition (physical or otherwise) of the Assets or (ii) any Environmental Liability (as such term is defined in Section 2.3(a) (Purchaser's Liabilities--Environmental Liabilities)) except, in the case of clause (ii), as to ComEd's obligations under Section 5.9(b) (Environmental
                                             --------------
Matters--ComEd's Responsibilities) and Section 6.2 (Indemnification by ComEd).
                                       -----------
Purchaser hereby waives any and all rights and benefits that it now has, or in the future may have conferred upon it, by virtue of the provisions of any law or regulation that does or may provide in whole or in part as follows:

          A general release may not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. In this connection, Purchaser hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims that are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and it nevertheless hereby intends to release each member of the ComEd Group from the claims, demands and liabilities described in the first sentence of this Section 6.3(c) (Indemnification by Purchaser--Purchaser's
                 --------------
Release of ComEd).

          6.4 Notice of Claim. (a) Subject to the terms of this Agreement and
              ---------------
upon obtaining knowledge of a claim for which it is entitled to indemnity under this Article 6 (Indemnification), the Party seeking indemnification hereunder
     ---------
(the "Indemnitee") will promptly provide written notice (a "Notice of Claim") to the Party against whom indemnification is sought (the "Indemnitor") of any damage, claim, loss, fine, penalty, liability or expense that the Indemnitee has determined has given or could give rise to a claim under Section 6.2
                                                         -----------
(Indemnification by ComEd) or Section 6.3 (Indemnification by Purchaser). A
                              -----------
Notice of Claim will specify, in reasonable detail, the facts known to the Indemnitee regarding the claim. Subject to the terms of this Agreement, the failure to provide (or timely provide) a Notice of Claim will not affect the Indemnitee's rights to indemnification; provided, however, the Indemnitor is not obligated to indemnify the Indemnitee to the extent that the Indemnitor is materially prejudiced by the failure to deliver timely a Notice of Claim.

          (b) After the giving of any Notice of Claim pursuant hereto, the amount of indemnification to which an Indemnitee shall be entitled under this
Article 6 (Indemnification) shall be determined: (i) by the written agreement
---------
between the Indemnitee and the Indemnitor; (ii) by a final determination of the arbitrator(s) (in accordance with the provisions of Section 11.8 (Dispute
                                                    ------------
Resolution)) or a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnitee and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnitee shall have the burden of proof in establishing the amount of actual damages suffered by it.

          6.5 Defense of Third party Claims. The Indemnitor will defend, in good
              -----------------------------
faith and at its expense, with counsel selected by the Indemnitor after reasonable consultation with the Indemnitee, any claim or demand set forth in a Notice of Claim relating to a Third Party Claim and the Indemnitee, at its expense, may participate in the defense. The Indemnitee cannot settle or compromise any Third Party Claim so long as the Indemnitor is defending it in good faith, except that the Indemnitee may settle or compromise any claim with respect to which it releases the Indemnitor from its obligations under this
Article 6 (Indemnification). If the Indemnitor elects not to contest a Third
---------
Party Claim or if and to the extent that, in the opinion of the Indemnitee and its counsel, such Third Party Claim involves the potential imposition of criminal liability on the Indemnitee, the Indemnitee may assume and control the defense of such claim; provided, however, that the Indemnitee may not settle any such claim which settlement requires the Indemnitor to pay money, perform obligations or admit liability without the consent of the Indemnitor, such consent not to be unreasonably withheld. The Indemnitor may at any time request the Indemnitee to agree to the abandonment of the contest of the Third Party Claim or to the payment or compromise by the Indemnitor of the asserted claim or demand. If the Indemnitee does not object in writing within fifteen (15) days of the Indemnitor's request, the Indemnitor may proceed with the action stated in the request. If within that fifteen (15) day period the Indemnitee notifies the Indemnitor in writing that it has determined that the contest should be continued, the Indemnitor will be liable under this Article 6 (Indemnification)
                                                    ---------
only for an amount up to the amount that the third party to the contested Third Party Claim had agreed to accept in payment or compromise as of the time the Indemnitor made its request. This Section 6.5 (Defense of Third Party Claims) is
                                  -----------
subject to the rights of any Indemnitee's insurance carrier that is defending the Third Party Claim. If there shall be any conflict between the provisions of this Section 6.5 (Defense of Third Party Claims) and Section 5.7(a)(v) (Taxes,
     -----------                                     -----------------
Prorations and Closing Costs-Taxes), the provisions of Section 5.7(a)(v) shall
                                                       -----------------
control with respect to Tax Claims.

          6.6 Cooperation. The Party defending the Third Party Claim will (a)
              -----------
consult with the other Party throughout the pendency of the Third Party Claim regarding the investigation, defense, settlement, trial, appeal or other resolution of the Third Party Claim and (b) afford the other Party the opportunity to be associated in the defense of the Third Party Claim. The Parties will cooperate in the defense of the Third Party Claim. The Indemnitee will make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any Third Party Claim (subject to obtaining a joint defense agreement to maintain the confidentiality of confidential or proprietary materials in a form reasonably acceptable to the Indemnitor and the Indemnitee). If requested by the Indemnitor, the Indemnitee will cooperate with the Indemnitor and its counsel in contesting any Third Party Claim that the Indemnitor elects to contest or, if appropriate, in making any counterclaim against the Person asserting the claim or demand, or any cross-complaint against any Person. The Indemnitor will reimburse the Indemnitee for any expenses incurred by Indemnitee in cooperating with or acting at the request of the Indemnitor.

           6.7 Mitigation and Limitation on Claims. As used in this Agreement,
               -----------------------------------
 the term "Indemnifiable Claim" means any Purchaser Claims or ComEd Claims. Notwithstanding anything to the contrary contained herein:

          (a) Reasonable Steps to Mitigate. The Indemnitee will take all
              ----------------------------
     reasonable steps to mitigate all losses, damages and the like relating to an Indemnifiable Claim, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity, and will provide such evidence and documentation of the nature and extent of the Indemnifiable Claim as may be reasonably requested by the Indemnitor. The Indemnitee's reasonable steps include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expense for which indemnification would otherwise be due under this Article 6 (Indemnification), and the Indemnitor will
                    ---------
     reimburse the Indemnitee for the Indemnitee's reasonable expenditures in undertaking the mitigation.

          (b) Net of Benefits. Any Indemnifiable Claim is limited to the amount
              ---------------
     of actual damages sustained by the Indemnitee by reason of such breach or nonperformance, net of the dollar amount of (i) any insurance proceeds receivable by the Indemnitee or any of its Affiliates from any third party insurer with respect to the Indemnifiable Claim, and (ii) any federal, state or local tax benefits realizable by the Indemnitee or any of its Affiliates as the result of the loss related to such breach or nonperformance.

          (c) Coordination with Section 5.9 (Environmental Matters) and
              ---------------------------------------------------------
     Facilities Agreements. With respect to any Third Party Claim for
     ---------------------
     Remediation, the Parties' obligations under Section 6.5 (Defense of Third
                                                 -----------
     Party Claims), Section 6.6 (Cooperation) and this Section 6.7 (Mitigation
                    ------------                       -----------
     and Limitation on Claims), on the one hand, are subject to the Parties' rights and obligations under Section 5.9 (Environmental Matters) and the
                                  ------------
     Facilities Agreements, on the other hand, and in the event of any inconsistency between the Parties' rights and obligations under Sections
                                                                     --------
     6.5, 6.6 and 6.7, on the one hand, and Section 5.9 or the Facilities
     ---  ---     ---                       -----------
     Agreements on the other hand, the provisions of Section 5.9 and the
                                                     -----------
     Facilities Agreements shall control.

          6.8 Survival of Certain Obligations. The obligations of the Parties
              -------------------------------
set forth in Section 5.8 (1997 Act), Section 5.9 (Environmental Matters) and in
             -----------             -----------
this Article 6 (Indemnification) shall survive without limitation in time
     ---------
(except as otherwise provided herein) regardless of whether Purchaser continues to own all or any portion of the Assets or the Facilities.

          6.9 Remedies Exclusive. Except for intentional fraud and for
              ------------------
injunctive relief to enforce a Party's rights under this Agreement, if the Closing occurs, the remedies set forth in this Article 6 (Indemnification)
                                               ---------
constitute the sole and exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Assets contemplated hereby. Each Party waives any provision of law to the extent that it would limit or restrict the agreements contained in this Article 6
                                                             ---------
 (Indemnification).


                                   ARTICLE 7
                                   ---------
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                     --------------------------------------
                            PURCHASER AT THE CLOSING
                            ------------------------

           The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by law), on or prior to the Closing, of each of the following conditions precedent:

           7.1 Compliance with Provisions. ComEd has performed or complied in
               --------------------------
 all material respects with all of its covenants and agreements contained in this Agreement required to be performed or complied with at or prior to the Closing; the representations and warranties of ComEd contained in this Agreement (disregarding for this purpose any qualifications with respect to materiality or Material Adverse Effect) shall be true and correct on the Closing Date as though made on the Closing Date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date), except for any failures to be true and correct which, individually or in the aggregate, would not have a Material Adverse Effect and except for changes specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Purchaser or any transaction permitted by Section 5.12 (Maintenance of Assets
                                           ------------
 Pending Closing) and Section 5.13 (Capital Expenditures Prior to Closing), and
                      ------------
 there Shall have been delivered to Purchaser a certificate to such effect, dated the Closing Date, signed on behalf of ComEd by the President or any Executive Vice President, Senior Vice President or Vice President of ComEd.

           7.2 ComEd's Receipt of Approvals of Governmental Authorities. The
               --------------------------------------------------------
 condition set forth in Section 8.2 (ComEd's Receipt of Approvals of
                        -----------
 Governmental Authorities) has been satisfied or waived by ComEd.

          7.3 Purchaser's Receipt of Approvals of Governmental Authorities.
              ------------------------------------------------------------

          (a) Illinois Authority The Illinois Authority shall have been
              ------------------
          received.

          (b) Other Approvals. Purchaser has received all Required Consents
              ---------------
which are specified in Schedule 7.3(b) (Purchaser Consents Required for Closing)
                       ---------------
or are otherwise necessary to prevent a Material Adverse Effect.

           7.4 No Adverse Proceedings. No order or injunction by any court of
               ----------------------
 competent jurisdiction which restrains or prohibits any material transaction contemplated hereby shall have been issued and remain in effect (each Party agreeing to use Commercially Reasonable Efforts to have any such order or injunction lifted).

          7.5 Deliveries. ComEd has delivered, or caused to be delivered, to
              ----------
Purchaser at the Closing the documents referenced in Section 9.2 (ComEd's
                                                     -----------
Additional Deliveries).

          7.6 Purchaser Title Policy. The Title Company shall be committed
              ----------------------
(subject to Purchaser's obligation to pay all costs and fees associated therewith and subject to ComEd's receipt of the Purchase Price (adjusted by prorations as set forth herein)) to issue to Purchaser a policy of title insurance, as evidenced by a title insurance binder that has been marked by an authorized representative of the Title Company or other evidence reasonably satisfactory to the Purchaser, naming purchaser as insured, covering the state of title to the Transferred Real Property, subject only to Permitted Encumbrances and otherwise in the form of the Preliminary Title Report ("Purchaser Title Policy").

          7.7 HSR Act. The waiting period under the HSR Act applicable to the
              -------
sale of the Assets shall have expired or been terminated.

          7.8 No Material Adverse Effect. Between the Effective Date and the
              --------------------------
Closing Date, there shall have been no Material Adverse Effect which remains in effect.

          7.9 Facility Performance. The test of Facility performance described
              --------------------
in the next sentence shall have verified that the requirements set forth therein have been satisfied. Within thirty (30) days prior to the Closing, Purchaser and ComEd shall jointly conduct a test at each Facility in accordance with the procedures set forth in Schedule 7.9 (Facility Performance Tests) to verify that
                        ------------
the Net Dependable Capacity of each unit at each Site, the Regulating Performance Value (RPV) for such unit (other than any peaking unit) and the minimum operating level for each such unit satisfy the applicable requirements of Appendix B of the Power Purchase Agreements (and, in the case of peaking units, Appendix A of the Power Purchase Agreement (Peaking Units)); provided,
                                                                    --------
however, that if a Site is in an Outage during such thirty (30)-day period, then
-------
this condition shall be deemed satisfied with respect to the units at such Site if Purchaser has observed such units operating at the levels required by this

Section 7.9 (Facility Performance) within ninety (90) days prior to the Closing;
-----------
and provided, further, that if any unit at a Site cannot satisfy the RPV
    --------  -------
requirement set forth in this Section 7.9 (Facility Performance), such RPV
                              -----------
requirement shall nevertheless be deemed satisfied with respect to such unit to the extent ComEd adjusts the RPV requirement in Appendix B of the Power Purchase Agreement to reflect the RPV actually demonstrated; and provided, further, that
                                                        --------- -------
the failure of one or more peaking units to meet the Net Dependable Capacity and/or minimum operating level for such unit or units shall not be deemed a failure to satisfy this Section 7.9 (Facility Performance) unless such failures
                        -----------
in the aggregate constitute a Material Adverse Effect.

          7.10 Year 2000 Status. ComEd shall have reasonably demonstrated that
               ----------------
the software, equipment and systems owned by ComEd which are material to the generation of electric energy at the Facilities (the "ComEd Generation Systems") are Year 2000 Ready (as defined below). "Year 2000 Ready" means that individual ComEd Generation Systems, when used in accordance with their associated documentation, will be either compliant or their characteristics which are non-compliant have been evaluated and determined to be suitable for use into the year 2000. For purposes of the preceding sentence, "compliant" means that the individual ComEd Generation Systems will be capable of accurately processing, providing and/or receiving date data from, into and between the twentieth and twenty first centuries, including the years 1999 and 2000, provided that all third party products used in combination with the ComEd Generation Systems properly exchange date data with the ComEd Generation Systems. ComEd's reasonably satisfactory completion of the material test procedures set forth in Schedule 7.10 (Year 2000 Test Procedures) with
                              -------------
 respect to the ComEd Generation Systems shall be conclusive evidence that such ComEd Generation Systems are Year 2000 Ready.


           7.11 Illinois Legislation. Between the Effective Date and the Closing
                --------------------
 Date, no law, shall have been enacted by the Illinois General Assembly which, as a condition to the sale of the Facilities, requires Purchaser to reduce emissions of sulfur dioxides at the Facilities to a level which would reasonably be expected to result in a material adverse effect on the operation of the Assets, taken as a whole.


                                   ARTICLE 8
                                   ---------
                    CONDITIONS PRECEDENT TO OBLIGATIONS OF
                    --------------------------------------
                             COMED AT THE CLOSING
                             --------------------

           The obligations of ComEd to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by law), on or prior to the Closing, of each of the following conditions precedent:

           8.1 Compliance with Provisions. Purchaser has performed or complied
               --------------------------
 in all material respects with all of its covenants and agreements contained in this Agreement required to be performed or complied with at or prior to the Closing; the representations and warranties of Purchaser contained in this Agreement and the Related Agreements shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by ComEd; and there shall have been delivered to ComEd a certificate to such effect, dated the Closing Date, signed on behalf of Purchaser by the President or any Vice President of Purchaser.

           8.2 ComEd's Receipt of Approvals of Governmental Authorities. ComEd
               --------------------------------------------------------
 has received and approved (in its reasonable discretion) the Illinois Authority, any approval required to be obtained from FERC and all other approvals from the other Governmental Authorities listed on Schedule 8.2
                                                             ------------
 (Required Governmental Approvals), as such Schedule may be amended prior to Closing by mutual agreement of the Parties prior to the Closing, and which approvals are in full force and effect on the Closing.

           8.3 ComEd's Receipt of Approvals. ComEd has received all Required
               ----------------------------
 Consents which are specified in Schedule 8.3 (ComEd Consents Required for
                                 ------------
 Closing) or, with respect to the Coal Contracts and Transportation Contracts (as such terms are defined in the Agency Agreement), Purchaser shall have entered into the Agency Agreement.

          8.4 No Adverse Proceeding. No order or injunction by a court of
              ---------------------
competent jurisdiction which restrains or prohibits any material transaction contemplated hereby shall have been issued and remain in effect (each Party agreeing to use Commercially Reasonable Efforts to have am such order or injunction lifted).

          8.5 Deliveries. Purchaser has delivered, or caused to be delivered, to
              ----------
ComEd at the Closing the documents referenced in Section 9.1 (Purchaser's
                                                 -----------
Additional Deliveries).

          8.6 ComEd Title Policy. The Title Company shall be committed (subject
              ------------------
to ComEd's obligation to pay all costs and fees associated therewith) to issue to ComEd a policy of title insurance, as evidenced by a title insurance binder that has been marked by an authorized representative of the Title Company or other evidence reasonably satisfactory to ComEd, naming ComEd as insured, covering the state of title to the Switchyard Property (and insuring as appurtenances thereto the Easement Agreements and easements in the Facilities Agreement which benefit ComEd).

          8.7 HSR Act. The waiting period under the HSR Act applicable to the
              -------
sale of the Assets shall have expired or been terminated.

          8.8 Illinois Legislation. Between the Effective Date and the Closing
              --------------------
Date, no law (other than a law relating to income taxes) shall have been enacted by the Illinois General Assembly which, as a condition to the sale of the Facilities, materially restricts ComEd's ability to use all or any portion of the proceeds or requires ComEd to ensure the performance by Purchaser of any material aspect of the operation of the Assets following the Closing.

                                   ARTICLE 9
                                   ---------
                               CLOSING DELIVERIES
                               ------------------

          9.1 Purchaser's Additional Deliveries. Subject to fulfillment or
              ---------------------------------
waiver of the conditions set forth in Article 7 (Conditions Precedent to
                                      ---------
Obligations of Purchaser at the Closing), at Closing Purchaser shall deliver to ComEd all the following:

         (a) Copies of the Articles of Incorporation of Purchaser certified as of a recent date by the Secretary of State of the State of California;

         (b) Certificate of good standing of Purchaser issued as of a recent date by the Secretary of State of California and of Illinois;

         (c) Certificate of the secretary or an assistant secretary of Purchaser dated the Closing Date, in form and substance reasonably satisfactory to ComEd, as to (i) no amendments to the Articles of Incorporation of Purchaser since a specified date; (ii) the by-laws of Purchaser; (iii) the resolutions of the Board of Directors of Purchaser authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Purchaser executing this Agreement and any Related Agreement;

          (d) Opinion of counsel(s) to Purchaser containing the opinions substantially as set forth in Exhibit I;
                                   ---------

          (e) The Instrument of Assumption duly executed by Purchaser;

          (f) The certificate contemplated by Section 8.1 (Compliance With
                                              -----------
     Provisions), duly executed by an officer of Purchaser;

          (g) The Power Purchase Agreements, the Easement Agreements, the Facilities Agreements, the Reproration Agreements and the Agency Agreement (if necessary), in each case duly executed by Purchaser;

          (h) Any documents and/or instruments of subordination required under
     Section 9.3 (Delayed Recordation of Easement Agreements), in form and
     -----------
     substance reasonably satisfactory to ComEd, duly executed by all appropriate Persons;

          (i) Any real estate transfer Tax declarations required to be executed or filed in connection with the transfer of the Assets; and

          (j) Any documents or instruments required by the Title Company for the issuance of the Purchaser Title Policy.

         9.2 ComEd's Additional Deliveries. Subject to fulfillment or waiver of
             -----------------------------
the conditions set forth in Article 8 (Conditions Precedent to Obligations of
                            ---------
ComEd at the Closing), at Closing ComEd shall deliver to Purchaser all the following:

         (a) Copies of the Restated Articles of Incorporation of ComEd certified as of a recent date by the Secretary of State of the State of Illinois;

         (b) Certificate of good standing of ComEd issued as of a recent date by the Secretary of State of Illinois;

         (c) Certificate of the secretary or an assistant secretary of ComEd, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, as to (i) no amendments to the Restated Articles of Incorporation of ComEd since a specified date; (ii) the by-laws of ComEd; (iii) the resolutions of the Board of Directors of ComEd authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and
    (iv) incumbency and signatures of the officers of ComEd executing this Agreement and any Related Agreement;

         (d) Opinion of counsel to ComEd substantially in the form contained in Exhibit J;

          (e) The Bill of Sale and Instrument of Assignment duly executed by ComEd;

          (f) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Assets for which a certificate of title or origin is required in order to transfer title;

          (g) The Power Purchase Agreements, the Easement Agreements to which ComEd is a party, the Facilities Agreements, the Reproration Agreements and the Agency Agreement (if necessary), in each case duly executed by ComEd;

          (h) The certificate contemplated by Section 7.1 (Compliance With
                                              -----------
     Provisions), duly executed by an officer of ComEd;

          (i) Grant Deeds with respect to the Transferred Real Property, duly executed by ComEd and/or such other instrument of transfer as provided in the last sentence of Section 2.7 (Certain Provisions With Respect to
                          -----------
     Switchyard Property);

          (j) Any real estate transfer Tax declarations required to be executed or filed in connection with the transfer of the Assets; and

          (k) An affidavit, as shown in Exhibit L, made under penalty of perjury
                                        ---------
     and duly executed by ComEd that provides ComEd's United States taxpayer identification number and states that ComEd is not a foreign person for purposes of Section 1445 of the Code.

          9.3 Delayed Recordation of Easement Agreements. Notwithstanding
              ------------------------------------------
anything to the contrary contained in this Agreement, ComEd may (but shall not be required to) elect (in ComEd's sole and absolute discretion) to cause any or all of the Easement Agreements executed at or in connection with the Closing to be recorded against the Transferred Real Property (or applicable portion thereof) or Switchyard Property (or applicable portion thereof) at any time designated by ComEd within the forty-eight (48) hour period immediately after the recordation of the Grant Deeds which convey the Transferred Real Property (or applicable portion thereof) which such Easement Agreement(s) benefits or burdens (a "Delayed Recording"). In the event ComEd elects as set forth in the immediately preceding sentence, then Purchaser shall ensure that (other than other Easement Agreements, the Facilities Agreements and the Grant Deeds) no lien, charge, encumbrance or title exception of any kind or nature (including any mortgage or other document or instrument which secures any indebtedness of Purchaser) is recorded, placed or created on or with respect to any Transferred Real Property or Switchyard Property which is benefited or burdened by any Easement Agreement(s) which is the subject of a Delayed Recording between the Closing and the Delayed Recording of such Easement Agreement(s), unless the holder(s) of, and/or Person benefited by, any such lien, charge, encumbrance or title exception expressly subordinates (in form and substance reasonably satisfactory to ComEd) such lien, charge, encumbrance or title exception to the Easement Agreement(s) which is the subject of the Delayed Recording, and to all rights, privileges, duties and obligations resulting from or arising under such Easement Agreement(s). In addition to (and not in lieu of) its other duties and obligations set forth in this Section 9.3 (Delayed
                                                            -----------
Recordation of Easement Agreements), Purchaser agrees that it will, if ComEd elects as provided in the first sentence of this Section 9.3 (Delayed
                                                 -----------
Recordation of Easement Agreements), (i) cooperate with ComEd in causing the Delayed Recording of any Easement Agreement(s) which ComEd designates to be the subject of a Delayed Recording, and in ensuring that no lien, charge, encumbrance or title exception of any kind (other than other Easement Agreements, the Facilities Agreements and the Grant Deeds) is recorded between the Closing and the recordation of such Easement Agreement(s), and (ii) execute and deliver any and all documents, instruments and agreements necessary to effectuate the intent and the terms and provisions of this Section 9.3 (Delayed
                                                           -----------
Recordation of Easement Agreements).


                             ARTICLE 10 TERMINATION
                             ----------------------

          10.1 Rights To Terminate. This Agreement may, by written notice given
               -------------------
on or prior to the Closing Date, in the manner provided in Section 11.9
                                                           ------------
(Notices), be terminated at any time prior to the Closing Date:


          (a) by ComEd if there has been a material breach by Purchaser with respect to any of Purchaser's agreements, representations and warranties in this Agreement or in the Confidentiality Agreement and such breach is not cured within sixty (60) days after receipt by Purchaser of written notice specifying particularly such breach; provided, however, that if such breach cannot reasonably be cured within sixty (60) days and Purchaser has promptly commenced and is diligently proceeding to cure such breach, this Agreement may not be terminated pursuant to this subsection (a);

         (b) by Purchaser if there has been a material breach by ComEd with respect to ComEd's agreements, representations and warranties in this Agreement and such breach is not cured within sixty (60) days after receipt by ComEd of written notice specifying particularly such breach; provided, however, that if such breach cannot reasonably be cured within sixty (60) days and ComEd has promptly commenced and is diligently proceeding to cure such breach, this Agreement may not be terminated pursuant to this subsection (b);

         (c) by ComEd or Purchaser if (i) any Governmental Authority, the consent or approval of which is a condition to the obligations of the Parties to consummate the Closing, shall have determined not to grant its consent or approval and all rehearings and appeals of such determination shall have been taken and have been unsuccssful or (ii) a court of competent jurisdiction shall have issued an order or injunction permanently restraining or otherwise prohibiting the Closing, and such order or injunction shall have become final and nonappealable;

         (d) by ComEd on thirty (30) days' written notice given within thirty
    (30) days after the Illinois Authority, if ComEd in its reasonable discretion does not accept one or more of the terms and conditions of such Illinois Authority;

          (e) by ComEd or Purchaser if the Closing contemplated hereby shall have not occurred on or before the first anniversary of the date of this Agreement (the "Termination Date"); provided that the right to terminate this Agreement under this Section 10.1(e) (Rights to Terminate) shall not
                               ---------------
     be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in. the failure of the Closing to occur on or before such date; and provided, further, that if on
                                                  --------  -------
     the first anniversary of the date of this Agreement the conditions to the Closing set forth in Section 7.3 (Purchaser's Receipt of Approvals of
                          -----------
     Governmental Authorities), Section 7.7 (HSR Act), Section 8.2 (ComEd's
                                -----------
     Receipt of Approvals of Governmental Authorities) or Section 8.6 (HSR Act)
                                                          -----------
     shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be the day which is eighteen months from the date of this Agreement; and provided, further, that notwithstanding anything contained
                    --------  -------
     herein to the contrary, in the event of an Event of Loss which ComEd elects to repair or replace pursuant to Section 5.16 (Casualty Loss), ComEd may
                                      ------------
     extend the Termination Date for a period of up to twelve months from the date of the Event of Loss in order to repair or replace the damaged Asset in accordance with Section 5.16 (Casualty Loss); or
                        ------------

          (f) by mutual written agreement of ComEd and Purchaser.


          10.2 Non-Solicitation. If this Agreement is terminated, neither
               ----------------
Purchaser nor any of its Affiliates will, for a period of three years thereafter, without the prior written approval of ComEd, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of ComEd on the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with ComEd; provided, however, that Purchaser shall not be prohibited from conducting generalized solicitations for employees (which solicitations were not specifically targeted at employees of ComEd) through the use of media advertisements, professional search firms or otherwise. Without limiting the rights of ComEd to pursue all other legal and equitable rights available for a violation of this Section 10.2 (Non-Solicitation) by
                                         ------------
Purchaser or its Affiliates, it is agreed that other remedies cannot fully compensate ComEd for such a violation and that ComEd shall be entitled to injunctive relief to prevent a violation or continuing violation hereof. It is the intent and understanding of each Party that if, in any action before any arbitrator or any court or agency legally empowered to enforce this Section 10.2
                                                                    ------------
(Non-Solicitation), any term, restriction, covenant or promise in this Section
                                                                       -------
10.2 (Non-Solicitation) is found to be unreasonable and for that reason
----
unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          10.3 Effect of Termination. If this Agreement is terminated pursuant
               ---------------------
to Section 10.1 (Rights To Terminate), all further obligations of the Parties
   ------------
hereunder (other than (i) the obligations set forth in Section 5.3
                                                       -----------
(Confidentiality), Section 6.3(a)(6) (Indemnification by Purchaser), Section
                   -----------------                                 -------
10.2 (Non-Solicitation), Section 11.1 (Expenses), Section 11.7 (Governing Law)
----                     ------------             ------------
and Section 11.8 (Dispute Resolution), Section 11.14 (Consent to Jurisdiction)
    ------------                       -------------
and Section 11.15 (No Public Announcement) and (ii) the obligations of the
    -------------
Parties set forth in the Confidentiality Agreement) shall be terminated without further liability of any Party to the other, provided that nothing herein shall relieve any Party from liability for its willful breach of this Agreement. Upon termination, the originals of any items, documents or written materials provided by one Party to the other Party will be returned by the receiving Party to the providing Party, and any Propriety Information retained by the receiving Party will be kept confidential.


                                   ARTICLE 11
                                   ----------
                  MISCELLANEOUS AGREEMENTS AND ACKNOWLEDGMENTS
                  --------------------------------------------


          11.1 Expenses. Except as otherwise provided herein, each Party is
               --------
responsible for its own costs and expenses (including attorneys' and consultants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.

          11.2 Entire Document. This Agreement (including the Exhibits and
               ---------------
Schedules to this Agreement) and the Related Agreements contain the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all negotiations, representations, warranties, commitments, offers, contracts and writings (except as contemplated by Section
                                                                       -------
4.6 (Disclosures) with respect to ComEd's disclosures referred to therein) prior
---
to the execution date of this Agreement, written or oral. No waiver and no modification or amendment of any provision of this Agreement is effective unless made in writing and duly signed by the Parties referring specifically to this Agreement, and then only to the specific purpose and extent so provided.

          11.3 Schedules. The inclusion of any item in any Schedule to this
               ---------
Agreement shall not constitute an admission that any such item is or is not material or otherwise required to be included on such Schedule. All documents or information disclosed in any Schedule are intended to be disclosed for all purposes and will be deemed incorporated by reference in each other Schedule to which they may be relevant. ComEd may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement, amend or create any Schedule, in order to add information or correct previously supplied information. No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding section are no longer true and correct. It is specifically agreed that such Schedules may be amended to add immaterial, as well as material, items thereto. No such supplemental, amended or additional Schedule shall be deemed to cure any breach for purposes of Section 7.1 (Compliance with Provisions). If, however, the
                -----------
Closing occurs, any such supplement, amendment or addition will be effective to cure and correct for all other purposes any breach of any representation, warranty or covenant which would have existed if ComEd had not made such supplement, amendment or addition, and all references to any Schedule hereto which is supplemented or amended as provided in this Section 11.3 (Schedules)
                                                     ------------
shall for all purposes after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.

          11.4 Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which is an original, but all of which together constitute one and the same instrument.

           11.5 Severability. If any provision hereof is held invalid or
                ------------
 unenforceable by any arbitrator, court or as a result of future legislative action, this holding or action will be strictly construed and will not affect the validity or effect of any other provision hereof. To the extent permitted by law, the Parties waive, to the maximum extent permissible, any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

           11.6 Successors and Assigns. (a) The rights of either Party under
                ----------------------
 this Agreement shall not be assignable by such Party prior to the Closing without the written consent of the other Party, except that prior to Closing,
 (i) without the consent of Purchaser, ComEd may assign the Assets in whole or in part, together with its related rights, to a corporation, partnership or limited liability company all of the outstanding equity interests of which are owned or controlled by Unicom Corporation and (ii) without the consent of ComEd, Purchaser may assign its rights hereunder and its right to enter into any Related Agreements to a corporation, partnership or limited liability company all of the outstanding-equity interests of which are owned or controlled by Purchaser. In connection with any such assignment by ComEd, such assignee shall assume in writing all of ComEd's obligations hereunder with respect to the Assets and rights so assigned and, at the Closing, shall convey such Assets to Purchaser pursuant to documents in the forms of the Grant Deed and the Bill of Sale and Instrument of Assignment. In connection with any such assignment by Purchaser, such assignee shall assume in writing all of purchaser's obligations hereunder or to perform any applicable Related Agreement with respect to the rights so assigned. Following the Closing, neither Party may assign any of its rights hereunder to any third Person without the written consent of the other Party, except that either Party may assign its rights hereunder to an Affiliate. Any assignment hereunder (whether before or after the Closing) shall not relieve the assigning Party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, in the case of Purchaser, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

          (b) In the event that Purchaser assigns its rights and obligations under any of the Related Agreements pursuant to the terms hereof, Purchaser does hereby unconditionally and irrevocably guarantee (the "Guarantee") to ComEd, and all of its successors and assigns, the due and punctual performance by any assignee of all covenants, agreements, terms, conditions, undertakings, indemnities and other obligations to be performed and observed by such assignee under the Related Agreements. Purchaser hereby waives promptness, diligence and notice of acceptance of the Guarantee, of any action taken or omitted in reliance hereon or of any default in the payment of any such sums or in the performance of any covenants, agreements, terms, conditions, and any presentment, demand, protest or other notice of any kind. Purchaser expressly waives the right to require ComEd to exhaust any right or take any action against such assignee or any other Person. Purchaser further agrees that the execution and delivery of this Agreement by Purchaser shall be conclusive evidence against Purchaser that its obligations under the Guarantee are unconditional and absolute.

     (c) The obligations of Purchaser under the Guarantee constitute a present and continuing guarantee of payment and not of collectibility, shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim Purchaser,

ComEd, any assignee or any of their respective Affiliates may have against each other or any other Person and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by, any of the following (whether or not Purchaser shall have any knowledge or notice thereof or consent thereto): (i) any amendment or modification of or supplement to this Agreement or any of the Related Agreements or in connection herewith agreed to by the requisite parties specified therein, or any assignment or transfer of any interest of Purchaser or ComEd therein, including any renewal or extension of the terms of payment of any sums due or contingently due hereunder or in any of the Related Agreements or the granting of time in respect of any payment; (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or any of the Related Agreements or any exercise or nonexercise of any right, remedy or power in respect thereof; (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to any assignee or any other Person, or the properties or creditors of any of them and the disallowance of any claim of ComEd in any such bankruptcy; (iv) any transfer or purported transfer, any consolidation or merger of either ComEd, Purchaser or any assignee with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of either ComEd, Purchaser or any assignee; (v) any failure on the part of any assignee to perform or comply with any terms of this Agreement or any Related Agreement or any other document to be delivered in connection therewith; or (vi) any other event, happening, matter, circumstance or condition which might otherwise constitute a legal or equitable discharge or defense of a guarantor under applicable law.


          (d) The obligations of Purchaser in respect of the Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any obligations guaranteed hereunder is rescinded or must otherwise be returned by ComEd upon the insolvency, bankruptcy or reorganization of any assignee or any other Person, all as though such payment had not been made.

          (e) If Purchaser shall make any payment due in respect of this Agreement or any of the Related Agreements pursuant to this Guarantee, it shall, to the extent permitted by applicable law, be subrogated to the rights of ComEd in respect of which such payment was made; provided, however, that such rights
                                           --------  -------
of subrogation and all indebtedness and claims arising therefrom shall be, and Purchaser hereby declares that they are, and shall at all times be, in all respects subordinate and junior to all sums due or contingently due under this Agreement or any of the Related Agreements in respect of which payment was not made. Purchaser hereby agrees that the foregoing right of subrogation shall not be effective until, and that it shall not be entitled to receive any payment, under any condition, in respect of any such subrogated claim unless and until assignee (or Purchaser on its behalf) has fully performed all obligations hereunder to be performed by either such party and all sums which may become due, or are stated in this Agreement or the Related Agreements to become due, shall have become due and shall have been paid in full or funds for their payment shall have been duly and sufficiently provided.

          Notwithstanding the above, ComEd hereby consents to the assignment by Purchaser of a security interest in this Agreement to any lenders; provided that Purchaser shall have provided notice of any such assignment to ComEd. ComEd further agrees to evidence such consent by executing documents reasonably acceptable to ComEd, provided that ComEd shall have no obligation to waive any of its rights under this Agreement.


          11.7 Governing Law. The validity, interpretation and effect of this
               -------------
Agreement are governed by and will be construed in accordance with the laws of the State of Illinois applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except as otherwise provided in Section 11.8(b) (Dispute Resolution-Arbitration) or to the extent that
   ---------------
certain matters are preempted by Federal law.

          11.8 Dispute Resolution. (a) Administrative Committee Procedure If any
               ------------------      ----------------------------------
disagreement arises on matters concerning this Agreement, the disagreement shall be referred to representatives of each Party, who shall attempt to timely resolve the disagreement If such representatives can resolve the disagreement, such resolution shall be reported in writing to and shall be binding upon the Parties. If such representatives cannot resolve the disagreement within a reasonable time, or a Party fails to appoint a representative within ten days of written notice of the existence of a disagreement, then the matter shall proceed to arbitration as provided in Section 11.8(b) (Arbitration).
                              ---------------


          (b) Arbitration. If pursuant to Section 11.8(a) (Administrative
              -----------                 --------------
Committee Procedure) the Parties are unable to resolve a disagreement arising on a matter pertaining to this Agreement, such disagreement shall be settled by arbitration in Chicago, Illinois. The arbitration shall be governed by the United States Arbitration Act (9 U.S.C. Section 1 et seq.), and any award issued pursuant to such arbitration may be enforced in any court of competent jurisdiction. This agreement to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith will be specifically enforceable under the prevailing arbitration law of any court having jurisdiction. Notice of demand for arbitration must be filed in writing with the other Party to this Agreement. Arbitration shall be conducted as follows:

          (i) Either Party may give the other Party written notice in sufficient detail of the disagreement and the specific provision of this Agreement under which the disagreement arose. The demand for arbitration must be made within a reasonable time after the disagreement has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such disagreement is barred by the applicable statute of limitations. Any arbitration may be consolidated with any other arbitration proceedings relating to this Agreement.

          (ii) The Parties shall attempt to agree on a person with special knowledge and expertise with respect to the matter at issue to serve as arbitrator. If the Parties cannot agree on an arbitrator within ten days, each shall then appoint one person to serve as an arbitrator and the two thus appointed shall select a third arbitrator with such special knowledge and expertise to serve as Chairman of the panel of arbitrators; and such three arbitrators shall determine all matters by majority vote; provided however, if the two arbitrators appointed by the Parties are unable to agree upon the appointment of the third arbitrator with five days after their appointment, both shall give written notice of such failure to agree to the Parties, and, if the Parties fail to agree upon the selection of such third arbitrator within five days thereafter, then either of the Parties upon written notice to the other may require appointment from, and pursuant to the rules of, the Chicago office of the American Arbitration Association for commercial arbitration. Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Agreement.

          (iii) The Parties shall have sixty days from the appointment of the arbitrator(s) to perform discovery and present evidence and argument to the arbitrator(s). During that period, the arbitrator(s) shall be available to receive and consider all such evidence as is relevant and, within reasonable limits due to the restricted time period, to hear as much argument as is feasible, giving a fair allocation of time to each Party to the arbitration. The arbitrator(s) shall use all reasonable means to expedite discovery and to sanction noncompliance with reasonable discovery requests or any discovery order. The arbitrator(s) shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both Parties. At the conclusion of such period, the arbitrator(s) shall have forty-five calendar days to reach a determination. To the extent not in conflict with the procedures set forth herein, which shall govern, such arbitration shall be held in accordance with the prevailing rules of the Chicago office of the American Arbitration Association for commercial arbitration.

          (iv) The arbitrator(s) shall have the right only to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, but may not change any term or condition of this Agreement, deprive either Party of any right or remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.

          (v) The arbitrator(s) shall give a written decision to the Parties stating their findings of fact, conclusions of law and order, and shall furnish to each Party a copy thereof signed by them within five calendar days from the date of their determination.

          (vi) Each Party shall pay the cost of the arbitrator(s) with respect to those issues as to which they do not prevail, as determined by the arbitrator or arbitrators.

          (c) Preliminary Injunctive Relief. Nothing in this Section 11.8
              -----------------------------                  ------------
(Dispute Resolution) shall preclude, or be construed to preclude, the resort by either Party to a court of competent jurisdiction solely for the purposes of securing a temporary or preliminary injunction to preserve the status quo or avoid irreparable harm pending arbitration pursuant to this Section 11.8
                                                            ------------
(Dispute Resolution).

          (d) Settlement  Discussions.   The Parties agree that no written
              -----------------------
statements of position or offers of settlement made in the course of the dispute process described in this Section 11.8 (Dispute Resolution) will be offered into
                          ------------
evidence for any purpose in any litigation or arbitration between the Parties, nor will any such written statements or offers of settlement be used in any manner against either Party in any such litigation or arbitration. Further, no such written statements or offers of settlement shall constitute an admission or waiver of rights by either Party in connection with any such litigation or arbitration. At the request of either Party, any such written statements and offers of settlement, and all copies thereof, shall be promptly returned to the Party providing the same.


          (e) Exceptions. Notwithstanding the provisions of this Section 11.8
              ----------                                         ------------
(Dispute Resolution), a disagreement as to the valuation of inventories under

Section 2.6(b) (Purchase Price-Inventory Adjustment) shall be resolved as
--------------
provided in such Section.

          11.9 Notices. All notices, requests, demands and other communications
               -------
under this Agreement must be in writing and must be delivered in person or sent by certified mail, postage prepaid, or by overnight delivery, and properly addressed as follows:

          If to ComEd (prior to Closing):


              Commonwealth Edison Company
              One First National Plaza - 34th Floor
              10 South Dearborn Street
              Chicago, Illinois 60603
              Attn: Vice President - Fossil Divestiture


         or, after Closing, to:


              Commonwealth Edison Company
              One First National Plaza - 37th Floor
              10 South Dearborn Street
              Chicago, Illinois 60603
              Attn: Executive Vice President - Fossil


         With a copy to:


              Commonwealth Edison Company
              Law Department
              Room 1535
              125 South Clark Street
              Chicago, Illinois 60603
              Attn: Associate General Counsel and Corporate Secretary

          If to Purchaser:


               Edison Mission Energy
               18101 Von Karman Avenue
               Suite 1700
               Irvine, California 92612
               Attn: President-Americas Division


          With a copy to:


               Edison Mission Energy
               18101 Von Karman Avenue
               Suite 1700
               Irvine, California 92612
               Attn: General Counsel


Any Party may from time to time change its address for the purpose of notices to that Party by a similar notice specifying a new address, but no such change shall be effective until it is actually received by the Party sought to be charged with its contents.

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 11.9 (Notices) are effective upon
                                       ------------
delivery, if delivered personally or by overnight mail, and are effective five
(5) days following deposit in the United States mail, postage prepaid, if delivered by mail.


          11.10 Time is of the Essence. Time is of the essence to each term of
                ----------------------
this Agreement. Without limiting the generality of the foregoing, all times provided for in this Agreement for the performance of any act will be strictly construed.

          11.11 No Third Party Beneficiaries. Except as may be specifically set
                ----------------------------
forth in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to either Party, nor to give any third Persons any right of subrogation or action against either Party.

          11.12 Effect of Closing. If ComEd or Purchaser elects to proceed with
                -----------------
the Closing with Knowledge of any failure to be satisfied of any condition in its favor or the breach of any representation, warranty or covenant by the other Party, the condition that is unsatisfied or the representation, warranty or covenant that is breached at the Closing Date will be deemed waived by such Party, and such Party will be deemed to release fully and forever discharge the other Party on account of any and all claims, demands or charges with respect to the same.

           11.13 Conflicts.  In the event of any conflicts or inconsistencies
                 ---------
 between the terms of this Agreement and the terms of any of the Related Agreements, the terms of the Related Agreement will govern and prevail.

          11.14 CONSENT TO JURISDICTION. EACH OF COMED AND PURCHASER CONSENTS TO
                -----------------------
THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS FOR ADJUDICATION OF A PRELIMINARY INJUNCTION OR OTHER PROVISIONAL JUDICIAL REMEDY AS PROVIDED IN SECTION 11.8 (DISPUTE RESOLUTION).
                                           ------------
EACH OF COMED AND PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. IF NOT A RESIDENT OF THE STATE OF ILLINOIS, PURCHASER SHALL APPOINT AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF ILLINOIS. NOTHING IN THIS SECTION 11.14
                                                                 -------------
(CONSENT TO JURISDICTION) IS INTENDED TO MODIFY OR EXPAND THE TERMS AND PROVISIONS OF SECTION 11.8 (DISPUTE RESOLUTION).
              ------------

          11.15 No Public Announcement. Neither Purchaser nor ComEd shall,
                -----------------------
without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised and the Parties shall use their Commercially Reasonable Efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and Securities and Exchange Commission disclosure obligations.

          11.16 New Generation Capacity. (a)(i) No later than the fourth
                -----------------------
anniversary of the Closing Date, Purchaser shall have completed the installation of one or more gas-fired electric generating units having an additional gross dependable capacity of 500MW at Crawford Station, Fisk Station, the Off-Site Calumet Peaking Site or at property in Illinois which is adjacent to such Sites and shall have made such unit(s) operational in accordance with Prudent Utility Practices. Purchaser agrees to notify ComEd in writing within eighteen months of the Closing Date as to the precise location it has selected for such installation. In connection with the addition of such generating capacity, Purchaser agrees to cause such unit(s) to comply in all material respects with applicable Requirements of Laws. ComEd will cooperate with Purchaser with respect to siting and permitting of the new unit(s).

          (ii) From and after the Closing, upon any request from ComEd, Purchaser shall provide ComEd with reasonable evidence of its efforts to comply with this Section 11.16(a) (New Generation Capacity). Such evidence shall
          ----------------
include, among other things, a demonstration of sufficient lead-time to obtain necessary combustion turbines and environmental permits and to complete the required construction no later than the fourth anniversary of the Closing Date.



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

          (iii) In the event Purchaser violates its obligations under this
Section 11.16(a) (New Generation Capacity), ComEd may proceed against it in law
----------------
or in equity for such damages or other relief as a court may deem appropriate. Purchaser acknowledges that a violation of this Section 11.16a) (New Generation
                                                ---------------
Capacity) may cause ComEd irreparable harm which may not be adequately compensated for by money damages. Purchaser therefore agrees that in the event of any actual or threatened violation of this Section 11.16(a) (New Generation
                                              ----------------
Capacity). ComEd shall be entitled, in addition to other remedies that it may have, to preliminary and final injunctive relief against Purchaser to prevent any violations of this Section 11.16(a) (New Generation Capacity), without the
                       ----------------
necessity of posting a bond.

          (b) In the event that Purchaser shall propose to offer the capacity contemplated by Section 11.16(a) (New Generation Capacity) and associated
                ----------------
electric energy on a firm, committed basis, Purchaser shall offer such capacity and associated electric energy to ComEd prior to offering, it to any other Person. If ComEd shall refuse such offer in whole or in part, Purchaser may market and sell such capacity and/or electric energy to any other Person on terms no more favorable than the terms offered to ComEd. Notwithstanding the foregoing, if ComEd shall have refused any such offer and shall subsequently determine to accept the portion so refused, it may do so provided (i) Purchaser has not entered into a binding commitment with another Person with respect thereto and (ii) the offer has not expired by its terms.



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


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       COMMONWEALTH EDISON COMPANY

                                           /s/ John W. Rowe
                                       By: _________________________________
                                           John W. Rowe
                                           Chairman, President and
                                             Chief Executive Officer

                                       EDISON MISSION ENERGY

                                           /s/ Georgia R. Nelson
                                       By: _________________________________
                                           Georgie R. Nelson
                                           Senior Vice President

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